AMENDMENT AND RESTATEMENT AGREEMENT dated 2020 between SCHUH LIMITED as Parent and others as Borrowers and Guarantors LLOYDS BANK PLC as Arranger LLOYDS BANK PLC as Agent and LLOYDS BANK PLC as Security Trustee B027\732\EH8407053.4

THIS AGREEMENT is dated 2020 and made between: (1) SCHUH LIMITED, a company incorporated in Scotland with registered number SC125327 and having its registered office at 1 Neilson Square, Deans Industrial Estate, Livingston, West Lothian EH54 8RQ (the "Parent"); (2) THE COMPANIES listed in Part I of Schedule 1 as borrowers (the "Borrowers"); (3) THE COMPANIES listed in Part II of Schedule 1 as guarantors (the "Guarantors"); (4) LLOYDS BANK PLC (in this capacity the "Arranger"); (5) LLOYDS BANK PLC (in this capacity the "Original Lender"); (6) LLOYDS BANK PLC as agent of the other Finance Parties (the "Agent"); (7) LLOYDS BANK PLC as security trustee for the Secured Parties (the "Security Trustee"). WHEREAS: (A) Schuh Group Limited, the Guarantors (as defined therein), the Borrowers (as defined therein), the Agent, the Arranger, the Security Trustee and the Original Lender entered into a senior term facilities agreement dated 10 November 2010 as amended and restated on 23 June 2011, 1 November 2013, 19 June 2014 and on 19 May 2015 and as amended on 29 December 2016 and as amended and restated on 26 April 2017 and as amended on 25 September 2019, on 9 October 2019, on 29 October 2019 and as amended and restated on 15 November 2019 and as amended on 31 January 2020 (as amended, restated, novated or varied from time to time the "Facilities Agreement") in terms of which certain facilities were made available to the Borrowers (as defined therein); (B) the Borrowers have repaid the balance of the term loans and the Lenders have agreed to extend the maturity of the Facilities; and (C) the parties wish to amend and restate the Facilities Agreement in accordance with the terms of this Agreement. NOW IT IS HEREBY AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1. In this Agreement: "Amended and Restated Facilities Agreement" means the Facilities Agreement as amended and restated in the form set out in Schedule 3 (Form of Amended and Restated Facilities Agreement). "Effective Date" means the date on which the Agent confirms in writing to the Parent that it has received (or has waived the requirement to receive) the documents and/or evidence EH8407053.4 1 listed in Schedule 2 (Conditions Precedent), in each case in form and substance satisfactory to the Agent. 1.2. In this Agreement a term defined in the Facilities Agreement has the same meaning when used in this Agreement and Clause 1 (Definitions and Interpretation) of the Facilities Agreement shall apply hereto except that references in such Clause to the Facilities Agreement are to be construed as references to this Agreement. 1.3. Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement. Notwithstanding any term of any Finance Document, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time. 2. AMENDMENT OF THE FACILITIES AGREEMENT 2.1. With effect from the Effective Date, the Facilities Agreement shall be amended and restated in the form set out as Schedule 3 to this Agreement. 2.2. Subject to the terms of this Agreement, the Facilities Agreement shall remain in full force and effect. With effect from the Effective Date, this Agreement and the Facilities Agreement shall be read and construed as one document and all references in the Facilities Agreement and in each of the Finance Documents to the Facilities Agreement shall be read and construed as references to the Amended and Restated Facilities Agreement. 2.3. Save to the extent expressly provided in this Agreement, the Finance Documents shall remain in full force and effect. 2.4. If the Effective Date has not occurred by 5pm (UK time) on 20 March 2020, this Agreement shall lapse and shall cease to have any effect other than Clause 4 (Fees and expenses) which shall remain in full force and effect. 3. REPRESENTATIONS AND WARRANTIES Each Obligor represents and warrants to each Finance Party on the date of this Agreement and on the Effective Date in terms of the Repeating Representations, in each case as if references to "this Agreement" and "the Finance Documents" in those representations are construed as references to this Agreement and (on the Effective Date) the Amended and Restated Facilities Agreement. 4. FEES AND EXPENSES 4.1. The Parent shall promptly on demand pay to the Agent and the Security Trustee the amount of all costs and expenses (together with any VAT or similar taxes thereon) reasonably incurred by them or by the Lenders in connection with this Agreement and the documents contemplated by this Agreement (including, without limitation, legal fees). EH8407053.4 2

4.2. The Parent shall pay to the Arranger an arrangement fee of £114,000 (being 0.6 per cent. of the Total Facility C Commitments on the date of this Agreement) as follows: (a) £22,988 on 21 February 2020, payment of which has been acknowledged; (b) £45,506 on the Effective Date; and (c) thereafter in Monthly instalments of £7,584.33 (with the exception of the last payment which shall be £7,584.35), to be paid on the first Business Day of each Month, with the first payment being due on 1 April 2020 and the last payment on 1 September 2020 provided that if at any time the Facilities are cancelled in full and the Working Capital Facility and Existing Retail Facilities have been terminated and no amount remains outstanding thereunder, no fee is payable thereafter. 5. PRESERVATION OF GUARANTEES AND SECURITY Each Obligor: (a) confirms its consent to the amendment and restatement of the terms of the Facilities Agreement as contemplated by this Agreement; and (b) confirms that the Transaction Security Documents granted by it on or prior to the date of this Agreement, the guarantee granted by it pursuant to Clause 21 (Guarantee and Indemnity) of the Facilities Agreement and the security rights constituted or evidenced by the Transaction Security Documents are and remain in full force and effect and apply as from the Effective Date to, inter alia, the Amended and Restated Facilities Agreement and the guarantees granted pursuant to Clause 21 (Guarantee and Indemnity) of the Facilities Agreement will continue to be legal, valid, binding and enforceable in accordance with their respective terms. 6. GENERAL 6.1. The provisions of Clauses 38 (Remedies and Waivers), 37 (Partial Invalidity), 35 (Notices) and 46 (Enforcement) of the Facilities Agreement shall be deemed to be incorporated in this Agreement (with such conforming amendments as the context requires) as if set out in this Agreement. 6.2. Neither the execution of this Agreement nor the making of any amount available under the Facilities Agreement or the Amended and Restated Facilities Agreement amounts to a waiver of any outstanding Event of Default. 6.3. This Agreement is designated by the Parent and the Agent as a Finance Document. 6.4. The Working Capital Facility Letter and each of the agreements in terms of which the Retail Facilities are provided are designated by the Parent and the Agent as Finance Documents. EH8407053.4 3

6.5. Each Obligor hereby confirms that the amendment and restatement of the Facilities Agreement pursuant to this Agreement is an amendment and restatement within the contemplation of the Finance Documents. 6.6. The Parent shall, and shall procure that each other Obligor will, at the request of the Agent and at its own expense, do all such acts and things necessary to give effect to the amendments effected or to be effected pursuant to this Agreement. 7. COUNTERPARTS This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. 8. GOVERNING LAW This Agreement is, and any non-contractual obligations arising out of or in connection with it are, governed by English law. This Agreement has been entered into on the date stated at the beginning of this Agreement. EH8407053.4 4

SCHEDULE 1 PART I THE BORROWERS Schuh Limited (Reg. No. SC125327) (Scotland) Schuh (ROI) Limited (Reg. No. 272987) (Ireland) PART II THE GUARANTORS Schuh Limited (Reg. No. SC125327) (Scotland) Schuh (ROI) Limited (Reg. No. 272987) (Ireland) EH8407053.4 5

SCHEDULE 2 CONDITIONS PRECEDENT 1. Obligors (a) A copy of the Constitutional Documents of each Obligor or a certificate of an authorised signatory of the Parent confirming that there has been no change to such documents since 26 April 2017. (b) A copy of a resolution of the board or, if applicable, a committee of the board of directors of each Obligor: (i) approving the terms of, and the transactions contemplated by, this Agreement, any Finance Documents and all conditions precedent hereto and resolving that it execute, deliver and perform this Agreement, any Finance Documents and all conditions precedent hereto; (ii) authorising a specified person, on its behalf to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement. (c) Certificates of an authorised signatory of the Parent certifying that each copy document relating to it specified in this Schedule 2 is true and complete and in full force and effect as at a date no earlier than the date of this Agreement. 2. Finance Documents (a) An English law deed of confirmation in favour of the Security Trustee granted by Genesco in respect of the existing Genesco Guarantee and signed by a duly authorised officer of Genesco. (b) An Irish law deed of confirmation in favour of the Security Trustee granted by the Parent and Schuh Ireland in respect of the existing Transaction Security Documents to which they are a party. 3. Legal Opinions Legal opinions of: (a) Dickson Minto W.S., legal advisers to the Agent as to Scots law and English law, each addressed to the Finance Parties; and (b) Matheson, legal adviser to the Agent as to Irish law, addressed to the Finance Parties. EH8407053.4 6

4. Other documents and evidence (a) This Agreement executed by the Obligors. (b) Any information and evidence required by the Finance Parties in respect of any Obligor to comply with its know your customer or anti money laundering procedures. (c) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Parent accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of this Agreement. (d) Evidence satisfactory to the Agent that the Parent is in compliance with Clause 25.36 (Guarantors) of the Amended and Restated Facilities Agreement as at the Effective Date. (e) Confirmation by the Parent to the Agent of all amounts due by it or any of its Subsidiaries to Genesco or any of its Subsidiaries (other than the Parent and its Subsidiaries) as at the Effective Date. EH8407053.4 7

SCHEDULE 3 FORM OF AMENDED AND RESTATED FACILITIES AGREEMENT £19,000,000 FACILITIES AGREEMENT for SCHUH LIMITED as Parent arranged by LLOYDS BANK PLC as Mandated Lead Arranger with LLOYDS BANK PLC acting as Agent and LLOYDS BANK PLC acting as Security Trustee EH8407053.4 8

CONTENTS 1. DEFINITIONS AND INTERPRETATION.................................................................... 12 2. THE FACILITIES......................................................................................................... 51 3. PURPOSE .................................................................................................................. 52 4. CONDITIONS OF UTILISATION................................................................................ 53 5. UTILISATION – LOANS.............................................................................................. 55 6. OPTIONAL CURRENCIES......................................................................................... 57 7. ANCILLARY FACILITIES............................................................................................ 58 8. REPAYMENT.............................................................................................................. 63 9. ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION ........................ 65 10. MANDATORY PREPAYMENT ................................................................................... 66 11. RESTRICTIONS ......................................................................................................... 70 12. INTEREST .................................................................................................................. 72 13. INTEREST PERIODS................................................................................................. 73 14. CHANGES TO THE CALCULATION OF INTEREST................................................. 74 15. FEES........................................................................................................................... 75 16. TAX GROSS UP AND INDEMNITIES........................................................................ 77 17. INCREASED COSTS.................................................................................................. 89 18. OTHER INDEMNITIES ............................................................................................... 90 19. MITIGATION BY THE LENDERS............................................................................... 93 20. COSTS AND EXPENSES .......................................................................................... 93 21. GUARANTEE AND INDEMNITY ................................................................................ 95 22. REPRESENTATIONS................................................................................................. 99 23. INFORMATION UNDERTAKINGS ........................................................................... 108 24. FINANCIAL COVENANTS........................................................................................ 114 25. GENERAL UNDERTAKINGS ................................................................................... 120 26. EVENTS OF DEFAULT ............................................................................................ 132 27. CHANGES TO THE LENDERS................................................................................ 138 28. CHANGES TO THE OBLIGORS .............................................................................. 145 29. ROLE OF THE AGENT, THE ARRANGER AND OTHERS..................................... 150 EH8407053.4 9

30. ROLE OF THE SECURITY TRUSTEE..................................................................... 161 31. CONDUCT OF BUSINESS BY THE FINANCE PARTIES ....................................... 170 32. SHARING AMONG THE FINANCE PARTIES ......................................................... 170 33. PAYMENT MECHANICS.......................................................................................... 173 34. SET-OFF................................................................................................................... 177 35. NOTICES .................................................................................................................. 178 36. CALCULATIONS AND CERTIFICATES................................................................... 180 37. PARTIAL INVALIDITY .............................................................................................. 180 38. REMEDIES AND WAIVERS..................................................................................... 181 39. AMENDMENTS AND WAIVERS .............................................................................. 181 40. CONFIDENTIALITY.................................................................................................. 189 41. DISCLOSURE OF LENDER DETAILS BY AGENT ................................................. 193 42. CONFIDENTIALITY OF FUNDING RATES ............................................................. 195 43. COUNTERPARTS .................................................................................................... 196 44. CONTRACTUAL RECOGNITION OF BAIL-IN......................................................... 197 45. GOVERNING LAW ................................................................................................... 198 46. ENFORCEMENT ...................................................................................................... 198 SCHEDULE 1 THE ORIGINAL PARTIES ............................................................................ 200 SCHEDULE 2 CONDITIONS PRECEDENT ........................................................................ 202 SCHEDULE 3 REQUEST..................................................................................................... 205 SCHEDULE 4 [Not restated]................................................................................................. 208 SCHEDULE 5 FORM OF TRANSFER CERTIFICATE ........................................................ 209 SCHEDULE 6 FORM OF ASSIGNMENT AGREEMENT..................................................... 213 SCHEDULE 7 FORM OF ACCESSION LETTER ................................................................ 217 SCHEDULE 8 FORM OF RESIGNATION LETTER............................................................. 218 SCHEDULE 9 FORM OF COMPLIANCE CERTIFICATE.................................................... 219 SCHEDULE 10 FORM OF INCREASE CONFIRMATION ................................................... 220 SIGNATURES TO SEVENTH AMENDMENT AND RESTATEMENT AGREEMENT........... 225 EH8407053.4 10

THIS AGREEMENT is the amended and restated form of a facility agreement originally dated 10 November 2010 and as amended and restated on 1 November 2013, 19 June 2014 and, 19 May 2015 as amended on 29 December 2016 and as amended and restated on 26 April 2017 and as amended on 25 September 2019, on 9 October 2019, 29 October 2019 and as amended and restated on 15 November 2019 and as amended 31 January 2020 and in its amended and restated form is made between: (1) SCHUH LIMITED a company incorporated in Scotland with registered number SC125327 and with its registered office at 1 Neilson Square, Deans Industrial Estate, Livingston, EH54 8RQ , listed in Part I of Schedule 1 (The Original Parties) as borrower and guarantor (the "Parent"); (2) THE COMPANIES listed in Part I of Schedule 1 (The Original Parties) as borrowers (the "Borrowers"); (3) THE COMPANIES listed in Part I of Schedule 1 (The Original Parties) as guarantors (the "Guarantors"); (4) LLOYDS BANK PLC with registered number 00002065 and having its registered office at 25 Gresham Street, London EC2V 7HN as mandated lead arranger (the "Arranger"); (5) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the "Original Lenders"); (6) LLOYDS BANK PLC with registered number 00002065 and having its registered office at 25 Gresham Street, London EC2V 7HN as agent of the other Finance Parties (the "Agent"); and (7) LLOYDS BANK PLC with registered number 00002065 and having its registered office at 25 Gresham Street, London EC2V 7HN as security trustee for the Secured Parties (the "Security Trustee"). IT IS AGREED as follows: EH8407053.4 11

SECTION 1 INTERPRETATION 1. DEFINITIONS AND INTERPRETATION 1.1. Definitions In this Agreement: "Acceptable Bank" means: (a) a bank or financial institution duly authorised under applicable laws to carry on the business of banking (including, without limitation, the business of making deposits) which is approved in writing by the Agent; or (b) any Finance Party. "Accession Letter" means a document substantially in the form set out in Schedule 7 (Form of Accession Letter). "Accounting Period" means each of the twelve periods in any Financial Year for which the Parent is to prepare monthly management accounts for the purposes of this Agreement. "Accounting Principles" means generally accepted accounting principles in the UK, including IFRS. "Accounting Reference Date" means the accounting reference date for the purposes of section 391 of the Companies Act 2006, being 31 January in the case of each member of the Group, (with their financial year ending not more than 7 days after, or less than 7 days before, such date). "Acquisition Agreement" means the sale and purchase agreement dated on or about the Restatement Date setting out the terms on which the UK Acquisition Company is to acquire the shares in SGL. "Additional Borrower" means a company which becomes a Borrower in accordance with Clause 28 (Changes to the Obligors). "Additional Guarantor" means a company which becomes a Guarantor in accordance with Clause 28 (Changes to the Obligors). "Additional Livingston Property" means the subjects known as 240 (and formerly known as Plot D, Phase II), J4M8 Distribution Park, Bathgate, EH48 2EA being the subjects (IN THE FIRST PLACE) registered in the Land Register of Scotland under Title Number WLN39760; and (IN THE SECOND PLACE) the subjects at J4M8 Distribution Park lying to the north west of Inchmuir Road, Whitehill Industrial Estate, by Bathgate, shown tinted pink EH8407053.4 12 on the plan 2 contained in Schedule 4 to the Fifth Amendment and Restatement Agreement and forming part of the subjects registered under Title Number WLN6795. "Additional Obligor" means an Additional Borrower or an Additional Guarantor. "Additional Standard Security" means the standard security by the Parent in favour of the Security Trustee in respect of the Additional Livingston Property dated on or around the Second Restatement Date. "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. "Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day. "Amendment and Restatement Agreement" means the amendment and restatement agreement in respect of this Agreement dated on the Restatement Date. "Ancillary Commencement Date" means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available which date shall be a Business Day within the Availability Period. "Ancillary Commitment" means, in relation to an Ancillary Facility, the maximum Base Currency Amount which the relevant Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 6 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility. "Ancillary Document" means each document relating to or evidencing the terms of an Ancillary Facility. "Ancillary Facility" means any ancillary facility made available by the relevant Lender in accordance with Clause 6 (Ancillary Facilities). "Ancillary Outstandings" means, at any time, in relation to an Ancillary Facility then in force the aggregate of the equivalents (as calculated by the relevant Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility: (a) the principal amount under each overdraft facility and term loan facility (net of any Available Credit Balance); (b) the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and (c) the amount fairly representing the aggregate exposure (excluding interest and similar charges) of the relevant Lender under each other type of accommodation provided under that Ancillary Facility, EH8407053.4 13 in each case as determined by the relevant Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Documents. "Annual Financial Statements" means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 23.1 (Financial Statements). "Anti-Corruption Laws" means all laws, rules and regulations of any jurisdiction applicable to any Obligor from time to time concerning or relating to bribery, money- laundering or corruption. "Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. "Assignment Agreement" means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee. "Auditors" means one of PricewaterhouseCoopers, Ernst & Young, KPMG, Deloitte & Touche or such other firm approved by the relevant Obligor. "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. "Availability Period" means, in respect of Facility A and Facility B, the period from and including the date of this Agreement to and including the Fourth Restatement Date, in respect of Facility C, the period from and including the Seventh Restatement Date to the Termination Date in respect of Facility C and, in respect of Facility D, the period from and including the Sixth Restatement Date to the Termination Date in respect of Facility D. "Available Commitment" means, in relation to a Facility, a Lender's Commitment under that Facility minus (subject as set out below): (a) the Base Currency Amount of its participation in any outstanding Utilisations under that Facility and the amount of any Ancillary Commitment; and (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date and the amount of any Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date, other than, in relation to any proposed Utilisation under a Revolving Facility only, that Lender's participation in any Revolving Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date and any Ancillary Commitment to the extent that it is due to be reduced or cancelled on or before the proposed Utilisation Date. "Available Credit Balance" means, in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility to the extent that those credit EH8407053.4 14 balances are freely available to be set off by the relevant Lender against liabilities owed to it by that Borrower under that Ancillary Facility. "Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility. "Bail-In Action" means the exercise of any Write-down and Conversion Powers. "Bail-In Legislation" means, in relation to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time. "Base Currency" means, in respect of Facility B and Facility C, sterling and, in respect of Facility D, euro. "Base Currency Amount" means: (a) in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement); and (b) in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the relevant Lender by the Parent pursuant to Clause 7.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the relevant Lender receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility. "Base Rate" means the official bank rate of the Bank of England from time to time. Base Rate may be varied (either up or down) at any time. If Base Rate changes, the change will be immediately reflected in the rate of interest charged or calculated on the Loans. Notice of changes is currently displayed in United Kingdom branches of the Lender and on the Lender's website. "Blocking Law" means: EH8407053.4 15

(a) any provision of Council Regulation (EC) No. 2271/1996 of November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom; (b) any similar blocking or anti-boycott law. "Borrower" means a Borrower listed in Part I of Schedule 1 (The Original Parties) or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 28 (Changes to the Obligors). "Break Costs" means the amount (if any) by which: (a) the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. "Budget" means any budget delivered by the Parent to the Agent pursuant to Clause 23.4 (Budget). "Business Acquisition" means the acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company. "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, and (in relation to any date for payment or purchase of Euro) any TARGET Day. "Business Plan" means the business plan prepared by SGL and delivered to the Agent on or around 23 July 2010 including the agreed form financial projections of SGL and its subsidiaries. "Capital Expenditure" means any expenditure or obligation (other than expenditure or obligations in respect of Business Acquisitions) in respect of expenditure which, in accordance with the Accounting Principles, is treated as capital expenditure (and including the capital element of any expenditure or obligation incurred in connection with a Finance Lease). EH8407053.4 16

"Cash" means, at any time, cash in hand or at bank or amounts on deposit with a Lender (which, for the avoidance of any doubt, includes any cash held by way of cash cover for any reason) which are freely transferable and freely convertible and accessible by a member of the Group within 7 days together with (without double counting) cash in transit and in any such case is not subject to any Security (other than the Transaction Security). "Cashflow" has the meaning given to that term in Clause 24.1 (Financial definitions). "Change of Control" means (A) any person or group of persons acting in concert gains direct or indirect control of Genesco after the Restatement Date, (B) Genesco ceases to have legal and beneficial ownership of the entire issued share capital of UK Acquisition Company, (C) UK Acquisition Company ceases to have legal and beneficial ownership of the entire issued share capital of SGL, (D) SGL ceases to have legal and beneficial ownership of the entire issued share capital of Holdings, (E) Holdings ceases to have legal and beneficial ownership of the entire issued share capital of the Parent, (F) the Parent ceases to have legal and beneficial ownership of Schuh Ireland or (G) any person or group of persons acting in concert gains direct or indirect control of the Parent after the Sixth Amendment and Restatement Date. For the purposes of this definition: "control" of the Parent means: (a) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to: (i) cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Parent; or (A) appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or (B) give directions with respect to the operating and financial policies of the Parent with which the directors or other equivalent officers of the Parent are obliged to comply; and/or (C) the holding beneficially of more than 50% of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); (b) "control" of Genesco means: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial EH8407053.4 17 ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right being an "option right") directly or indirectly, of more than 50% of the equity securities of Genesco entitled to vote for members of the board of directors or equivalent governing body of Genesco on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); and/or (ii) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent body of Genesco cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in paragraph (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in paragraphs (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; (c) "acting in concert" means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Parent by any of them, either directly or indirectly, to obtain or consolidate control of the Parent. "Charged Property" means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security. "Code" means the US Internal Revenue Code of 1986. "Collateral Warranty Assignment" means the assignment in security granted by the Parent in favour of the Security Trustee of the contractor's collateral warranty dated 17 February 2011 between RP IOM GP Limited and RP IOM Nominees Limited and Twintec Limited, as assigned to the Parent on or around the Second Restatement Date. "Commitment" means a Facility A Commitment, a Facility B Commitment, a Facility C Commitment or a Facility D Commitment. "Compliance Certificate" means a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate). "Compounded SONIA" means the compounded average of SONIA for a term having approximately the same tenor (disregarding any business day adjustment) as the applicable Interest Period(s) under the Loans, with the rate, or methodology for the rate, and conventions for the rate (which may include compounding in arrear with a pre- determined lag over an observation period as a mechanism to determine the interest EH8407053.4 18 amount payable prior to the end of each Interest Period) as determined by the Agent. In making such determination, the Agent may (but is not obliged to) take into account terms that (a) are generally accepted in the international or domestic lending market for loans that use Compounded SONIA and/or (b) are consistent with similar loan facilities using Compounded SONIA originated by the Agent (or other members of the LBG Group) to similar borrowers. The Agent may rely on any screen rate or index of a compounded average of SONIA that is administered by an administrator of that rate or index and is (or becomes) publicly available or displayed by such administrator or other information service from time to time. "Confidential Information" means all information relating to the Parent, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either: (a) any member of the Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (i) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 40 (Confidentiality); or (ii) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; (iii) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Parent and the Agent. "Constitutional Documents" means the certificate of incorporation, the certificate of incorporation on change of name (if any) and the memorandum and articles of association of the Parent. "CTA" means the Corporation Tax Act 2009. EH8407053.4 19

"Deal Costs" means all fees, costs and expenses, stamp, registration and other Taxes incurred by the Parent or any other member of the Group in connection with the Transaction Documents. "Debt Purchase Transaction" means, in relation to a person, a transaction where such person: (a) purchases by way of assignment or transfer; (b) enters into any sub-participation in respect of; or (c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement. "Default" means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. "Defaulting Lender" means any Lender: (a) which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders' participation); (b) which has rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within 5 Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question; (iii) it is unlawful in any relevant jurisdiction for the Lender to make that payment (provided that this shall not prejudice the rights of the Borrowers under Clause 9.1 (Illegality); (iv) the failure to make that payment is caused by the negligence or wilful default of a third party beyond its control; EH8407053.4 20

(v) the failure to make that payment is caused by an administrative or technical error experienced by a third party beyond its control; or (vi) the Agent is an Impaired Agent and a Borrower has failed to notify the Lenders by giving not less than 3 Business Days prior notice of alternative arrangements for that payment. "Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Trustee. "Designated Gross Amount" means the amount notified by the Parent to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Gross Outstandings that will, at any time, be outstanding under that Multi-account Overdraft. "Designated Net Amount" means the amount notified by the Parent to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Net Outstandings that will, at any time, be outstanding under that Multi-account Overdraft. "Designated Person" means a person listed on the European Union's Consolidated List of Persons, Groups and Entities subject to EU Financial Sanctions, the Consolidated List of Financial Sanctions Targets issued by Her Majesty's Treasury of the United Kingdom, the Specially Designated Nationals and Blocked Persons list issued by the Office of Foreign Assets Controls of the US Department of Treasury or any similar list issued or maintained or made public by any Sanctions Authority, each as amended, supplemented or substituted from time to time. "Disruption Event" means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. EH8407053.4 21

"Dormant Subsidiary" means a member of the Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of £5,000 or more or its equivalent in other currencies. "EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway. "Eligible Institution" means any Lender or other bank, financial institution, trust, fund or other entity selected by the Parent and which, in each case, is not a member of the Group nor an Investor nor an Affiliate of an Investor and which is further acceptable to the Agent (acting reasonably). "Environment" means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media: (a) air (including, without limitation, air within natural or man-made structures, whether above or below ground); (b) water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and (c) land (including, without limitation, land under water). "Environmental Claim" means any claim, proceeding, notice or investigation by any person in respect of any Environmental Law. "Environmental Law" means any applicable law or regulation which relates to: (a) the pollution or protection of the Environment; (b) the conditions of the workplace; or (c) any emission, generation, handling, storage, disposal, removal, use, release, spillage or discharge of any substance which, alone or in combination with any other, is capable of causing harm to the Environment including, without limitation, any waste. "Environmental Permits" means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group. "Escrow Account" means an interest-bearing account: (a) held in Scotland by a Borrower with the Agent or the Security Trustee; (b) identified in a letter between the Parent and the Agent as the Escrow Account; EH8407053.4 22

(c) subject to Security in favour of the Security Trustee, which Security is in form and substance satisfactory to the Agent and the Security Trustee; and (d) from which no withdrawals may be made by any members of the Group except as contemplated by this Agreement, (as the same may be re-designated, substituted or replaced from time to time). "Escrow Account Certificate" means, in respect of any Quarter Date, a certificate signed by two directors of the Parent (one of whom must be the chief financial officer of the Group) confirming that as at such Quarter Date: (a) no Default is continuing; (b) the Parent has complied with each of the financial covenants set out in Clause 24.2 (Financial condition) on each Quarter Date up to and including the date of the relevant Escrow Account Certificate provided that, in the case of each Quarter Date occurring after the Relevant Quarter Date (as defined in Clause 24.4(a)), no account is taken of any New Shareholder Injection; and (c) the Parent will comply with each of the financial covenants set out in Clause 24.2 (Financial condition) on each of the two Quarter Dates falling after the Quarter Date as at which the relevant Escrow Account Certificate is given, and attaching such supporting evidence as the Agent may reasonably request in connection with such confirmation provided that in the case of each of such Quarter Dates no account is taken of any New Shareholder Injection. "EU Bail-In Legislation Schedule" means the document described as such and published by the LMA (or any successor person) from time to time. "Euro" and the figure "€" means the single currency of the Participating Member States. "EURIBOR" means, in relation to any Loan in Euro: (a) the applicable Screen Rate as of 11.00 a.m. (Brussels time) for Euro and for a period equal in length to the Interest Period of that Loan; or (b) as otherwise determined pursuant to Clause 14.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero. "Event of Default" means any event or circumstance specified as such in Clause 26 (Events of Default). "Existing Retail Facilities" means the retail and merchant service facilities currently provided by Lloyds Cardnet to the Group. "Facility" means Facility A, Facility B, Facility C or Facility D and "Facilities" means all or any of them as the context requires. EH8407053.4 23

"Facility A" means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities). "Facility A Commitment" means: (a) in relation to an Original Lender, the amount set opposite its name under the heading "Facility A Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Facility A Loan" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan. "Facility A Repayment Date" means each date set out in paragraph (a) of Clause 8.1 (Repayment of Term Loans). "Facility A Repayment Instalment" means each of the repayment instalments set out in paragraph (a) of Clause 8.1 (Repayment of Term Loans) opposite the relevant Facility A Repayment Date. "Facility B" means the term loan facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities). "Facility B Commitment" means: (a) in relation to an Original Lender, the amount set opposite its name under the heading "Facility B Commitment" in Part II of Schedule 1 (The Original Lenders) and the amount of any other Facility B Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Facility B Loan" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan. "Facility B Repayment Date" means each date set out in paragraph (b) of Clause 8.1 (Repayment of Term Loans). "Facility B Repayment Instalment" means each of the repayment instalments set out in paragraph (b) of Clause 8.1 (Repayment of Term Loans) opposite the relevant Facility B Repayment Date. EH8407053.4 24

"Facility C" means the revolving loan facility made available under this Agreement as described in paragraph (a)(iii) of Clause 2.1 (The Facilities). "Facility C Commitment" means: (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility C Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility C Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Facility C Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Facility C Loan" means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan. "Facility D" means the revolving loan facility made available under this Agreement as described in paragraph (a)(iv) of Clause 2.1 (The Facilities). "Facility D Commitment" means: (a) in relation to an Original Lender, the amount set opposite its name under the heading "Facility D Commitment" in Part II of Schedule 1 (The Original Lenders) and the amount of any other Facility D Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Facility D Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Facility D Loan" means a loan made or to be made under Facility D or the principal amount outstanding for the time being of that loan. "Facility Office" means: (a) in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement; or (b) in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes. "FATCA" means: (c) sections 1471 to 1474 of the Code or any associated regulations; EH8407053.4 25

(d) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (e) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. "FATCA Application Date" means: (f) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (g) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA. "FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction. "Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Arranger and the Parent (or the Agent and the Parent or the Security Trustee and the Parent) setting out any of the fees referred to in Clause 15 (Fees). "Fifth Amendment and Restatement Agreement" means the amendment and restatement agreement in respect of this Agreement dated on or around 26 April 2017. "Fifth Restatement Date" means the Effective Date as defined in the Fifth Amendment and Restatement Agreement. "Finance Document" means this Agreement, any Accession Letter, any Ancillary Document, any Compliance Certificate, any Fee Letter, the Genesco Guarantee, any Hedging Agreement, the Intercreditor Agreement, any Resignation Letter, any Selection Notice, the Subordination Agreements, any Transaction Security Document, any Utilisation Request, the Working Capital Facility Letter (and any renewal or replacement thereof in respect of such facilities provided by Lloyds Bank plc), the Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement, the Fourth Amendment and Restatement Agreement, the Fifth Amendment and Restatement Agreement, the Sixth Amendment and Restatement Agreement, the Seventh Amendment and Restatement Agreement, the letters amending this Agreement dated 25 September 2019, 9 October 2019, 29 October 2019 and 31 EH8407053.4 26

January 2020, and any document entered into in respect of the Lloyds Retail Facilities and any other document designated as a "Finance Document" by the Agent and the Parent. "Finance Lease" means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease. "Finance Party" means the Agent, the Arranger, the Security Trustee, a Lender, the Working Capital Lender and Lloyds Bank plc (or any other member of the LBG Group) as provider of the Lloyds Retail Facilities. "Financial Due Diligence Report" means the report by KPMG dated on or around the date of this Agreement relating to the Parent and its subsidiaries and addressed to, and/or capable of being relied upon by, Lloyds Bank plc as original lender. "Financial Indebtedness" means any indebtedness for or in respect of: (a) moneys borrowed and debit balances at banks or other financial institutions; (b) any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent); (c) any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of Finance Leases; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles); (f) any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account); (g) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; (h) any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles; (i) any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply; EH8407053.4 27

(j) any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and (k) the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above. "Financial Quarter" has the meaning given to that term in Clause 24.1 (Financial definitions). "Financial Year" has the meaning given to that term in Clause 24.1 (Financial definitions). "Flotation" means: (a) a successful application being made for the admission of any part of the share capital of any member of the Group to the Official List maintained by the Financial Conduct Authority and the admission of any part of the share capital of any member of the Group to trading on the London Stock Exchange plc; or (b) the grant of permission to deal with any part of the issued share capital of any member of the Group on the Alternative Investment Market or the Main Board or Growth Board of the ICAP Securities & Derivatives Exchange Limited (ISDX) or on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any exchange or market replacing the same or any other exchange or market in any country. "Fourth Amendment and Restatement Agreement" means the amendment and restatement agreement in respect of this Agreement dated on or around 19 May 2015. "Fourth Restatement Date" means the Effective Date as defined in the Fourth Amendment and Restatement Agreement. "Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 14.3 (Cost of funds). "Funds Flow" means the funds flow delivered by the Parent to the Agent on or around the date of this Agreement in connection with the facilities being made available to the Group by the Finance Parties. "Genesco" means Genesco Inc., a corporation registered in Tennessee. "Genesco Closing Schedule" means the schedule in the agreed form setting out the dates to which the Group will prepare Monthly Financial Statements after the Restatement Date. "Genesco Debt Structuring Paper" means the document entitled "UK/Jersey Debt Structuring" dated 10 March 2020 provided to the Agent by Genesco. EH8407053.4 28

"Genesco Guarantee" means the guarantee granted by Genesco in favour of the Security Trustee dated on or around the date of the Sixth Amendment and Restatement Agreement. "Genesco Guarantee Repeating Representations" means each of the representations set out Clause 8 of the Genesco Guarantee. "Gross Outstandings" means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft but calculated on the basis that the words "(net of any Available Credit Balance)" in paragraph (a) of the definition of "Ancillary Outstandings" were deleted. "Group" means the Parent and each of its Subsidiaries for the time being. "Group Material Property" means all of the property (whether heritable or moveable, corporeal or incorporeal, and including without limitation the Properties, the Intellectual Property, the necessary stock and fixtures and fittings, the trading book debts, the trading name "Schuh" and the associated goodwill, and the contracts between the Group and its customers) which is material in the context of the Group's business and which is required by the Group in order to carry on its business as it is being conducted as at the date of the Sixth Amendment and Restatement Agreement. "Guarantor" means a Guarantor listed in Part I of Schedule 1 (The Original Parties) as a Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors). For the avoidance of doubt, the term "Guarantor" as used herein does not and will not include Genesco, unless Genesco becomes an Additional Guarantor at its request. "Hedging Agreement" means any master agreement, confirmation, schedule or other agreement in agreed form entered into or to be entered into by the Parent and a Lender for the purpose of hedging interest rate liabilities in relation to the Term Facilities in accordance with any Hedging Policy Letter. "Hedging Policy Letter" means any letter entered into at any time by the Parent to the Agent setting out the proposed policy of the Group in relation to the hedging of its exposure to floating rates of interest. "Holding Account" means an account: (a) held in Scotland by a member of the Group with the Agent or Security Trustee; (b) identified in a letter between the Parent and the Agent as a Holding Account; and (c) subject to Security in favour of the Security Trustee which Security is in form and substance satisfactory to the Security Trustee, (as the same may be redesignated, substituted or replaced from time to time). EH8407053.4 29

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary. "Holdings" means Schuh Holdings Limited (Registered No. SC265833). "Investor" means the UK Acquisition Company. "IFRS" means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements. "Impaired Agent" means the Agent at any time when: (a) (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of "Defaulting Lender"; (b) an Insolvency Event has occurred and is continuing with respect to the Agent; or (c) the Agent rescinds or repudiates a Finance Document. "Increase Confirmation" means a confirmation substantially in the form set out in Schedule 10 (Form of Increase Confirmation). "Information Package" means the Reports, the Business Plan and the Funds Flow. "Insolvency Event" in relation to a Finance Party means: (a) a Finance Party being dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) a Finance Party admits in writing its inability generally to pay its debts as they become due; or (c) the appointment of a liquidator, receiver, administrator, compulsory manager or similar officer in respect of that Finance Party or all or any material part of that Finance Party’s assets or any analogous procedure or any formal step being taken in respect of any such appointment or procedure other than the presentation of a petition for any such appointment or procedure which is dismissed, stayed or discharged within 30 days. "Insurance Adequacy Letter" means the letter from Aon addressed to the Finance Parties dated on or around the date of this Agreement in respect of the insurance provision of the Group. "Intellectual Property" means: (a) any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, know how and other intellectual property rights and EH8407053.4 30 interests (which may now or in the future subsist), whether registered or unregistered; and (b) the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist). "Intercreditor Agreement" means the intercreditor agreement, in the agreed form, made between the Parent, Genesco (Jersey) Limited and the Security Trustee. "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest). "Interpolated Screen Rate" means, in relation to LIBOR or EURIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of 11.00 a.m. on the Quotation Day for the currency of that Loan. "Irish Law Mortgage Debenture" means, an Irish law mortgage debenture entered into on or about the Fifth Restatement Date and entered into between (1) Schuh Ireland and (2) the Security Trustee. "ITA" means the Income Tax Act 2007. "Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity. "LBG Group" means Lloyds Banking Group plc and its Subsidiaries and Affiliates from time to time. "Legal Reservations" means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; EH8407053.4 31

(c) the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void; (d) the principle that an English court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; (e) the principle that in certain circumstances security granted by way of fixed charge may be characterised as a floating charge or that security purported to be constituted by way of an assignment may be recharacterised as a charge; (f) similar principles, rights and defences under the laws of any Relevant Jurisdiction; and (g) any other matters which are set out as qualifications or reservations as to matters of law (but not of fact) expressed in any legal opinion required to be given by this Agreement. "Lender" means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Lender in accordance with the terms of this Agreement. "LIBOR" means, in relation to any Loan: (a) the applicable Screen Rate as of 11.00 a.m. on the Quotation Day for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or (b) as otherwise determined pursuant to Clause 14.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero. "Limitation Acts" means the Limitation Act 1980, the Foreign Limitation Periods Act 1984, the Prescription and Limitation (Scotland) Act 1973, the Prescription and Limitation (Scotland) Act 1984 and any other enactment (whenever passed) relating to the prescription and/or limitation of actions and/or claims in any part of the United Kingdom. "Livingston Property" means the heritable property situated at 1 Neilson Square, Deans Industrial Estate, Livingston EH54 8EQ (Title Number WLN1738). "Lloyds Retail Facilities" means the retail and merchant services facilities (if any) provided to the Group by a member of the LBG Group from time to time. EH8407053.4 32

"LMA" means the Loan Market Association. "Loan" means a Term Loan or a Revolving Loan. "Loan Note Instrument" means the instrument, in the agreed form, pursuant to which the Loan Notes are, or are to be, constituted. "Loan Notes" means the £50,000,000 fixed rate secured loan notes due 2025 of the Parent. "Majority Lenders" means a Lender or Lenders whose Commitments aggregate more than 662/3 per cent. of the Total Commitments (or, if the Total Commitments have been 2 reduced to zero, aggregated more than 66 /3 per cent. of the Total Commitments immediately prior to that reduction), calculated by notionally converting any Commitments denominated in Euros into Sterling at the Agent's Spot Rate of Exchange on the relevant date. "Mandatory Prepayment Account" means an interest-bearing account: (a) held in Scotland by a Borrower with the Agent or Security Trustee; (b) identified in a letter between the Parent and the Agent as a Mandatory Prepayment Account; (c) subject to Security in favour of the Security Trustee which Security is in form and substance satisfactory to the Agent and Security Trustee; and (d) from which no withdrawals may be made by any members of the Group except as contemplated by this Agreement, (as the same may be redesignated, substituted or replaced from time to time). "Margin" means: (a) in relation to any Facility A Loan, one point eight per cent. (1.8%) per annum; (b) in relation to any Facility B Loan, two point five per cent. (2.5%) per annum; (c) in relation to any Facility C Loan, two point two per cent. (2.2%) per annum; (d) in relation to any Facility D Loan, two point two per cent. (2.2%) per annum; (e) in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; (f) in relation to any other Unpaid Sum, the highest rate specified above; and (g) if at any time a breach of the terms of Clause 24 (Financial Covenants) is continuing each of the rates referred to in (a) to (f) (inclusive) above will increase EH8407053.4 33 to two times the Margin which would otherwise be applicable to such amount for so long as such breach continues unwaived. "Material Adverse Effect" means any event or circumstance which is in the opinion of the Majority Lenders (acting reasonably) materially adverse to: (a) the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; or (b) the ability of an Obligor to perform its payment obligations under any of the Finance Documents and/or its obligations under Clause 24.2 (Financial condition) of this Agreement; or (c) the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents. "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last Month of any period. "Monthly" shall be construed accordingly. "Monthly Financial Statements" means the monthly financial statements of the Group delivered pursuant to paragraph (c) of Clause 23.1 (Financial Statements). "Multi-account Overdraft" means an Ancillary Facility which is an overdraft facility comprising more than one account. "Net Outstandings" means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft. "Non-Consenting Lender" has the meaning given to that term in Clause 39.4 (Replacement of Lender). EH8407053.4 34

"Obligor" means a Borrower or a Guarantor. "Obligors' Agent" means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors' Agent). "Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies). "Original Financial Statements" means: (a) in relation to SGL, the audited consolidated financial statements of SGL and its subsidiaries for its financial year ended 31 January 2015 and the unaudited management accounts for the Accounting Period which ended on 2 May 2015; and (b) in relation to any other Obligor, its audited financial statements delivered to the Agent as required by Clause 28 (Changes to the Obligors). "Participating Member State" means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union. "Party" means a party to this Agreement. "PSC Register" means "PSC register" within the meaning of section 790C(10) of the Companies Act 2006. "Perfection Requirements" means the making or the procuring of the appropriate registrations, filings, endorsements, notarisations, stampings and/or notifications of the Transaction Security Documents and/or the Transaction Security created thereunder. "Permitted Acquisition" means: (a) an acquisition permitted in terms of Clause 25.30 (Capital Expenditure); (b) an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal; (c) an acquisition of shares or securities pursuant to a Permitted Share Issue; (d) an acquisition approved in writing by the Majority Lenders. "Permitted Bank Accounts" means each of the accounts held by Schuh Ireland with Ulster Bank (or such other bank notified by the Parent to the Agent from time to time). "Permitted Disposal" means any sale, lease, licence, transfer or other disposal which is on arms' length terms: EH8407053.4 35

(a) of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity; (b) of any asset by a member of the Group (the "Disposing Company") to another member of the Group (the "Acquiring Company"), but if: (i) the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor; (ii) the Disposing Company had given Security over the asset, the Acquiring Company must give equivalent Security over that asset; and (iii) the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing at all times an amount no less than that guaranteed by the Disposing Company; (c) of assets (other than shares, businesses, any Properties or any Intellectual Property) in exchange for other assets comparable or superior as to type, value or quality (other than an exchange of a non-cash asset for cash); (d) of obsolete or redundant vehicles, plant and equipment for cash; (e) arising as a result of any Permitted Security; and (f) of assets (other than shares, businesses, any Properties or any Intellectual Property) for cash where the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs) does not exceed £200,000 (or its equivalent) in any Financial Year of the Parent. "Permitted Financial Indebtedness" means Financial Indebtedness: (a) arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes; (b) arising under a Permitted Loan or a Permitted Guarantee or as permitted by Clause 25.31 (Treasury Transactions); (c) of any person acquired by a member of the Group after the date of this Agreement which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of three months following the date of acquisition; (d) under finance or capital leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under EH8407053.4 36 outstanding leases by members of the Group does not exceed £100,000 (or its equivalent in other currencies) at any time; (e) arising under an Ancillary Document or the Working Capital Facility Letter; (f) arising in respect of the Retail Facilities; (g) arising by way of a New Shareholder Injection; and (h) not permitted by the preceding paragraphs or as a Permitted Transaction and the outstanding principal amount of which does not exceed £100,000 (or its equivalent) in aggregate for the Group at any time. "Permitted Gross Outstandings" means, in relation to a Multi-account Overdraft, any amount, not exceeding its Designated Gross Amount, which is the amount of the Gross Outstandings of that Multi-account Overdraft. "Permitted Guarantee" means: (a) the endorsement of negotiable instruments in the ordinary course of trade; (b) any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade; (c) any guarantee permitted under Clause 25.19 (Financial Indebtedness); or (d) any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of Permitted Security. "Permitted Joint Venture" means any investment in any Joint Venture where the Parent has obtained the prior written consent (not to be unreasonably withheld or delayed) of the Majority Lenders for the investment in that Joint Venture. "Permitted Loan" means: (a) any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities; (b) Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (b) of that definition); (c) a loan made by an Obligor to another Obligor or made by a member of the Group which is not an Obligor to another member of the Group; (d) a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed £100,000 (or its equivalent) at any time; and EH8407053.4 37

(e) any other loan so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed £100,000 (or its equivalent) at any time. "Permitted Merger" means: (a) an amalgamation, demerger, merger, consolidation or corporate reconstruction on a solvent basis of an Obligor where: (i) all of the business and assets of that Obligor are retained by one or more other Obligors; (ii) the surviving entity of that amalgamation, demerger, merger, consolidation or corporate reconstruction is liable for the obligations of the Obligor it has merged with and is incorporated in the same jurisdiction as that Obligor; and (iii) the Agent and the Security Trustee are given thirty Business Days' notice by the Parent of that proposed amalgamation, demerger, merger, consolidation or corporate reconstruction and the Security Trustee, acting reasonably, is satisfied that the Finance Parties will enjoy the same or equivalent Security over the same assets and over that Obligor and the shares in it (or the shares of the surviving entity); or (b) an amalgamation, demerger, merger, consolidation or corporate reconstruction on a solvent basis of a member of the Group which is not an Obligor where all of the business and assets of that member remain within the Group; or (c) an amalgamation or merger between an Obligor and another entity in connection with a Permitted Acquisition where such Obligor is the surviving entity. "Permitted Payment" means: (a) the payment of a dividend to the Parent or any of its wholly owned Subsidiaries; (b) the making of a loan by the Parent to any entity in which Genesco has (directly or indirectly) an ownership interest or the repayment of a loan by the Parent to any entity in which Genesco has (directly or indirectly) has an ownership interest which, in any such case, is expressly agreed between in writing the Parent and the Lenders; (c) the payment of any other dividend agreed between the Parent and the Lenders. "Permitted Security" means: (a) any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group; (b) any netting or set-off arrangement entered into by any member of the Group with Lloyds Bank plc in the ordinary course of its banking arrangements for the EH8407053.4 38 purpose of netting debit and credit balances of members of the Group but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors; (c) any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement, if: (i) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group; (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and (iii) the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset; (d) any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if: (i) the Security or Quasi-Security was not created in contemplation of the acquisition of that company; (ii) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and (iii) the Security or Quasi-Security is removed or discharged within three months of that company becoming a member of the Group; (e) any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group; (f) any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to paragraph (e) of the definition of "Permitted Financial Indebtedness"; (g) any Security in favour of Bank of Scotland plc or any other member of the LBG Group by any member of the Group; (h) the floating charge, in the agreed form, in favour of Genesco (Jersey) Ltd granted by the Parent in connection with the Loan Note Instrument, provided that the EH8407053.4 39 relevant parties have entered into the Intercreditor Agreement and the Agent has confirmed to the Parent that it has received such legal opinions and other documents as it requires in relation to the transactions referred to in the Genesco Debt Structuring Paper; or (i) any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (a) to (h) above) does not exceed £100,000 (or its equivalent in other currencies). "Permitted Share Issue" means an issue of: (a) ordinary shares by the Parent to employees, paid for in full in cash upon issue and which by their terms are not redeemable and where such issue does not lead to a Change of Control of the Parent; (b) shares by a member of the Group which is a Subsidiary to its immediate Holding Company where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms. "Permitted Transaction" means: (a) any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents; (b) the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to an Obligor; or (c) transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arms' length terms. "Properties" means the heritable or freehold properties owned by the Group at the date of this Agreement and any other freehold property acquired by a member of the Group after the date of this Agreement. A reference to "Property" is a reference to any of the Properties. "PSC Notice" means any of: (a) a warning notice issued under paragraph 1 of Part 2 of the Schedule 1B of the Companies Act 2006; or EH8407053.4 40

(b) a restrictions notice issued under paragraph 1 of Part 2 of the Schedule 1B of the Companies Act 2006. "PSC Register" means a register of people with significant control as required under Part 21A of the Companies Act 2006. "Qualifying Lender" has the meaning given to that term in Clause 16 (Tax gross-up and indemnities). "Quarter Date" has the meaning given to that term in Clause 24.1 (Financial Definitions). "Quasi-Security" has the meaning given to that term in Clause 25.13 (Negative pledge). "Quotation Day" means, in relation to any period for which an interest rate is to be determined: (a) (if the currency is Sterling) the first day of that period; and (b) (if the currency is Euro) two TARGET Days before the first day of that period. "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property. "Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. "Relevant Jurisdiction" means, in relation to a Transaction Obligor: (a) its jurisdiction of incorporation; (b) any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; (c) any jurisdiction where it conducts its business; and (d) the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents or the Genesco Guarantee entered into by it. "Relevant Period" has the meaning given to that term in Clause 24.1 (Financial definitions). "Repayment Date" means a Facility A Repayment Date or a Facility B Repayment Date. "Repeating Representations" means each of the representations set out in Clause 22.2 (Status) to Clause 22.7 (Governing law and enforcement) (inclusive), Clause 22.11 (No default), paragraphs (f) and (g) of Clause 22.13 (Original Financial Statements), Clause EH8407053.4 41

22.19 (Ranking) to Clause 22.21 (Legal and beneficial ownership) (inclusive), Clause 22.28 (Centre of main interests and establishments) and Clause 22.30 (Sanctions and Anti Corruption Law) and Clause 22.31 (PSC Register). "Reports" means the Financial Due Diligence Report and the Tax Letter. "Resignation Letter" means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter). "Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers. "Restatement Date" means 22 June 2011. "Retail Facilities" means the retail and merchant services facilities used by the Group from time to time (including, without limitation, the Existing Retail Facilities and the Lloyds Retail Facilities). "Revolving Facilities" means Facility C and Facility D and "Revolving Facility" means any of them as the context requires. "Revolving Loan" means a Facility C Loan or a Facility D Loan. "Rollover Loan" means one or more Revolving Loans: (a) made or to be made on the same day that a maturing Revolving Loan is due to be repaid; (b) the aggregate amount of which is equal to or less than the amount of the maturing Revolving Loan; (c) in the same currency as the maturing Loan; and (d) made or to be made to the same Borrower for the purpose of refinancing that maturing Revolving Loan. "Sanctions Authority" means the United Nations, the United States of America, the European Union, the United Kingdom, the respective governmental institutions and agencies of any of the foregoing or any other institution or agency that implements, administers or enforces any economic, financial, sectoral or trade sanctions regime in a jurisdiction of relevance to the Facility or any Finance Party. "Sanctions Regime" means any economic, financial, sectoral or trade sanctions implemented, administered or enforced by any Sanctions Authority. "Schuh Ireland" means Schuh (ROI) Limited, incorporated in Ireland with registered number 272987. "Screen Rate" means: EH8407053.4 42

(a) in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (or any correction, recalculation or republication by the administrator if and only if such correct, recalculated or republished rate is lower) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Lender may specify another page or service displaying the relevant rate after consultation with the Borrower; and (b) in relation to EURIBOR, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (or any correction, recalculation or republication by the administrator if and only if such corrected, recalculated or republished rate is lower) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), in each case, if the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Parent and the Lenders. "Second Amendment and Restatement Agreement" means the amendment and restatement agreement in respect of this Agreement dated on the Second Restatement Date. "Second Restatement Date" means 1 November 2013. "Secured Obligations" means all present and future obligations and liabilities (whether actual or contingent, whether owed jointly, severally or in any other capacity whatsoever and whether originally incurred by an Obligor or by some other person) of each Obligor to the Finance Parties (or any of them) under each of the Finance Documents except for any obligation or liability which, if it were so included, would cause that obligation or liability or any of the Security in respect thereof, to be unlawful or prohibited by any applicable law. "Secured Parties" means each Finance Party from time to time and any Receiver or Delegate. "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Selection Notice" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 13 (Interest Periods) in relation to a Term Facility. "Senior Management" means each and all of Colin Temple, David Gillan Reid, Kenneth Ball and Phil Whittle. EH8407053.4 43

"Senior Management Event" means if any of Colin Temple, David Gillan-Reid, Kenneth Ball and Phil Whittle cease (in the period of 24 months following the Seventh Amendment and Restatement Date) to be employed by the Parent (as Managing Director, Finance and HR Director, IT director and Retail Director respectively) (the date on which any of such individuals cease to be so employed being for these purposes, in each instance, the "Trigger Date") and, following the presentation to the Lenders of the Group's alternative arrangements for the senior management of the Group (including, without limitation, the identity of the proposed new Managing Director, Finance and HR Director, IT director and Retail Director, as appropriate) within 120 days of any Trigger Date, the Agent (acting on the instructions of the Majority Lenders, acting reasonably) does not provide a written consent to such cessation within 180 days of any Trigger Date. This definition shall also apply to any replacement person approved by the Agent in accordance with the terms of this definition as if references in this definition to Colin Temple, David Gillan-Reid, Kenneth Ball and Phil Whittle were references to that replacement person. "Seventh Amendment and Restatement Date" means the Effective Date as defined in the Seventh Amendment and Restatement Agreement. "Seventh Amendment and Restatement Agreement" means the amendment and restatement agreement in respect of this Agreement dated on or around 2020. "SGL" means Schuh Group Limited, a company incorporated under the Companies Act with company number SC379625 and having its registered office at 1 Neilson Square, Deans Industrial Estate, Livingston, West Lothian, EH54 8RQ. "Sixth Amendment and Restatement Agreement" means the amendment and restatement agreement in respect of this Agreement dated on or around 15 November 2019. "Sixth Amendment and Restatement Date" means the Effective Date as defined in the Sixth Amendment and Restatement Agreement. "SONIA" means the Sterling overnight index average reference rate currently administered and published by Bank of England and displayed on the relevant screen of any authorised distributor of that reference rate. "Standard Security" means the standard security by the Parent in favour of the Security Trustee in respect of the Livingston Property dated on or around the date of this Agreement. "Sterling" and the figure "£" means the lawful currency of the UK. "Subordination Agreements" means the subordination agreement between the Borrower, UK Acquisition Company and the Security Trustee as security trustee for the Finance Parties dated 22 June, 23 June and 7 November 2011 and the subordination agreement between the Obligors, the UK Acquisition Company and the Security Trustee as security trustee for the Finance Parties dated on or around 28 May 2015. EH8407053.4 44

"Subsidiary" means, in relation to any company, corporation or legal entity (a "holding company"), any company, corporation or legal entity: (a) which is controlled, directly or indirectly, by the holding company; or (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or (c) which is a subsidiary of another subsidiary of the holding company, and, for these purposes, a company, corporation or legal entity shall be treated as being controlled by another if that other company, corporation or legal entity is able to direct its affairs and/or to control the composition of its board of directors or equivalent body. "TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007. "TARGET Day" means any day on which TARGET2 is open for the settlement of payments in euro. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. "Tax Letter" means the letter dated on or around the date of this Agreement from KPMG to the Finance Parties in respect of the tax position of the Group. "Taxes Act" means the Income and Corporation Taxes Act 1988. "Term Facilities" means Facility A and Facility B and "Term Facility" means any of them as the context may require. "Termination Date" means: (a) in relation to Facility A, 29 April 2017; (b) in relation to Facility B, 13 December 2019; and (c) in relation to Facility C, 30 September 2020; and (d) in relation to Facility D, 31 January 2020. "Term Loan" means a Facility A Loan or a Facility B Loan. "Third Amendment and Restatement Agreement" means the amendment and restatement agreement in respect of this Agreement dated on the Third Restatement Date. EH8407053.4 45

"Third Restatement Date" means 19 June 2014. "Total Commitments" means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments, the Total Facility C Commitments and the Total Facility D Commitments, being £19,000,000 at the Seventh Amendment and Restatement Date. "Total Facility A Commitments" means the aggregate of the Facility A Commitments, being nil at the Seventh Amendment and Restatement Date. "Total Facility B Commitments" means the aggregate of the Facility B Commitments, being nil at the Seventh Amendment and Restatement Date. "Total Facility C Commitments" means the aggregate of the Facility C Commitments, being £19,000,000 at the Seventh Amendment and Restatement Date. "Total Facility D Commitments" means the aggregate of the Facility D Commitments, being nil at the Seventh Amendment and Restatement Date. "Trade Sale" means a disposal (whether in a single transaction or a series of related transactions) of all or substantially all of the business and assets of the Group. "Transaction Documents" means the Acquisition Agreement, the Constitutional Documents and the Finance Documents. "Transaction Obligor" means an Obligor and Genesco. "Transaction Security" means the Security created or expressed to be created in favour of the Security Trustee pursuant to the Transaction Security Documents. "Transaction Security Documents" means the floating charge in favour of the Security Trustee granted by the Parent dated 10 November 2010, the share pledge in favour of the Security Trustee by Holdings over the shares in the Parent dated 10 November 2010, the Standard Security, the Additional Standard Security, the Collateral Warranty Assignment, the Irish law share pledge by the Parent in favour of the Security Trustee over its shares in Schuh Ireland dated on or around the Fifth Restatement Date, the Irish Law Mortgage Debenture, and any document required to be delivered to the Agent under paragraph 13 of Part II of Schedule 2 (Conditions Precedent) together with any other any document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents. "Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent. "Transfer Date" means, in relation to an assignment or transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and EH8407053.4 46

(b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate. "Treasury Transactions" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price. "UK Acquisition Company" means Genesco (UK) Limited (Reg. No. 7667223). "UK Bail-In Legislation" means (to the extent that the UK is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part 1 of the UK Banking Act 2009 and any other law or regulation in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents. "Utilisation" means a Loan. "Utilisation Date" means the date on which a Utilisation is made. "Utilisation Request" means a notice substantially in the form set out in Part 1 of Schedule 3 (Requests). "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature. "Working Capital Facility" means the working capital facilities provided by the Working Capital Lender to the Parent pursuant to the terms of the Working Capital Facility Letter. "Working Capital Facility Letter" means the working capital facility letter between the Parent and Lloyds Bank plc dated 15 November 2019 (as amended, restated, novated or varied from time to time) or any other facility letter entered into from time to time between members of the Group and the Working Capital Lender setting out the terms on which working capital facilities are available to the Group, which also include, on or around the Sixth Amendment and Restatement Date, an indemnity line facility, a documentary credit facility, an open credit facility, a BACS facility, a commercial banking online facility, a corporate charge card facility and a foreign exchange facility. "Working Capital Lender" means Lloyds Bank plc (or another member of the LBG Group) as provider of the Working Capital Facility. "Write-down and Conversion Powers" means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail- In Legislation in the EU Bail-In Legislation Schedule; and (b) in relation to any UK Bail-In Legislation: EH8407053.4 47

(i) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that UK Bail-In Legislation. 1.2. Construction (a) Unless a contrary indication appears, a reference in this Agreement to: (i) the "Agent", the "Arranger", any "Finance Party", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Security Trustee" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Trustee, any person for the time being appointed as Security Trustee or Security Trustees in accordance with the Finance Documents; (ii) a document in "agreed form" is a document which is previously agreed in writing by or on behalf of the Parent and the Agent or, if not so agreed, is in the form specified by the Agent; (iii) "assets" includes present and future properties, revenues and rights of every description; (iv) a "Finance Document" or a "Transaction Document" or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended or novated (however fundamentally) and includes (without limiting the generality of the foregoing) any variation, increase, extension or addition of or to any facility or amount made available under any such document or any variation of the purposes for which such facility or amount may be available from time to time; (v) "guarantee" means (other than in Clause 21 (Guarantee and Indemnity) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of EH8407053.4 48 any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness; (vi) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (vii) a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality); (viii) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being one with which it is customary to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; (ix) a provision of law is a reference to that provision as amended or re- enacted; (x) a time of day is a reference to London time; and (xi) the "date of this Agreement" shall be a reference to 10 November 2010. (b) Section, Clause and Schedule headings are for ease of reference only. (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived. (e) An amount borrowed includes any amount utilised under an Ancillary Facility. (f) A Borrower "repaying" or "prepaying" Ancillary Outstandings means: (i) that Borrower providing cash cover in respect of the Ancillary Outstandings; (ii) the maximum amount payable under the Ancillary Facility being reduced in accordance with its terms; or EH8407053.4 49

(iii) the relevant Lender being satisfied that it has no further liability under that Ancillary Facility, and the amount by which Ancillary Outstandings are, repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover reduction or cancellation. (g) A Borrower providing "cash cover" for an Ancillary Facility means a Borrower paying an amount in the currency of the Ancillary Facility to an interest-bearing account in the name of the Borrower and the following conditions being met: (i) the account is with a Lender; and (ii) the Borrower has executed a security document over that account, in form and substance satisfactory to that Lender, creating a first ranking security interest over that account. 1.3. Third party rights (a) Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement. (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. EH8407053.4 50

SECTION 2 THE FACILITIES 2. THE FACILITIES 2.1. The Facilities1 (a) Subject to the terms of this Agreement, the Lenders make available: (i) a Sterling term loan facility in an aggregate amount equal to the Total Facility A Commitments which will be made available to the Parent; (ii) a Sterling term loan facility in an aggregate amount equal to the Total Facility B Commitments which shall be made available to the Parent; (iii) a multicurrency revolving loan facility in an aggregate amount equal to the Total Facility C Commitments which shall be made available to the Borrowers; and (iv) a Euro revolving loan facility in an aggregate amount equal to the Total Facility D Commitments which shall be made available to Schuh Ireland. (b) Subject to the terms of this Agreement and the Ancillary Documents, a Lender may make all or part of its Facility C Commitment available to the Borrowers as an Ancillary Facility. 2.2. Finance Parties' rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor. 1 Facility A has been fully repaid as at the Sixth Amendment and Restatement Date and no amounts remain available to be drawn under Facility A. Facility B has been fully repaid on 13 December 2019 and no amounts remain available to be drawn under Facility B. Facility D was been cancelled as at 31 January 2020. EH8407053.4 51

(c) A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 2.3. Obligors' Agent (a) Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Letter irrevocably appoints the Parent (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises: (i) the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and (ii) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail. 3. PURPOSE 3.1. Purpose (a) Not restated. (b) Not restated. EH8407053.4 52

(c) The Parent shall apply all amounts borrowed by it under Facility C towards the general corporate purposes of the Parent and Schuh Ireland (excluding any Business Acquisition). (d) Not restated. 3.2. Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. CONDITIONS OF UTILISATION 4.1. Initial conditions precedent The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Parent and the Lenders promptly upon being so satisfied. 4.2. Further conditions precedent Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation), if on the date of the Utilisation Request and on the proposed Utilisation Date: (a) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Utilisation; and (b) in relation to any Utilisation on the date of this Agreement, all the representations and warranties in Clause 22 (Representations) or, in relation to any other Utilisation, the Repeating Representations, to be made by each Obligor and the Genesco Guarantee Repeating Representations to be made by Genesco, are true. 4.3. Conditions relating to Optional Currencies A currency will constitute an Optional Currency in relation to a Loan if: (a) it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Loan; and (b) it is Euros. EH8407053.4 53

4.4. Maximum number of Utilisations (a) A Borrower (or the Parent) may not deliver a Utilisation Request if as a result of the proposed Utilisation four or more Facility C Loans would be outstanding. (b) Any Loan made under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4. (c) Not restated. (d) Not restated. EH8407053.4 54

SECTION 3 UTILISATION 5. UTILISATION – LOANS 5.1. Delivery of a Utilisation Request A Borrower (or the Parent on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than 10.00 a.m. one Business Day prior to the proposed Utilisation Date. 5.2. Completion of a Utilisation Request for Loans (a) Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless: (i) it identifies the Facility to be utilised; (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility; (iii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and (iv) the proposed Interest Period complies with Clause 13 (Interest Periods). (b) Multiple Utilisations may be requested in a Utilisation Request where the proposed Utilisation Date is the date of this Agreement. Only one Utilisation may be requested in each subsequent Utilisation Request. 5.3. Currency and amount (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency in respect of Facility C. (b) The amount of the proposed Utilisation must be: (i) Not restated2; (ii) Not restated; (iii) Not restated3; (iv) in respect of Facility C: 2 Facility A is fully repaid at the Sixth Amendment and Restatement Date. 3 Facility B is fully repaid at the Seventh Amendment and Restatement Date. EH8407053.4 55

(A) if the currency selected is the Base Currency, a minimum amount of £500,000 (or, if less, the Available Facility); or (B) if the currency selected is Euros, a minimum of €500,000 (or, if less, the Available Facility), during the Availability Period in respect of Facility C; or (v) Not restated.4 5.4. Lenders' participation (a) If the conditions set out in this Agreement have been met and subject to Clause 8.2 (Repayment of Facility C Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office. (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan. (c) The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and Base Currency Amount of each Loan, the amount of its participation in that Loan and, in the case of a Revolving Loan and if different, the amount of that participation to be made available in accordance with Clause 33.1 (Payments to the Agent), in each case by not later than 12.00 pm one Business Day prior to the proposed Utilisation Date. 5.5. Limitations on Utilisations Facility C may only be utilised in accordance with the terms of this Agreement. 5.6. Cancellation of Commitment (a) Not restated. (b) Not restated. (c) The Facility C Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility C. (d) Not restated. 5.7. Clean down The Parent shall ensure that: 4 Facility D was cancelled as at 31 January 2020. EH8407053.4 56

(a) the amount outstanding under the Revolving Facilities in excess of £19,000,000 (calculated by notionally converting any amounts drawn under Facility C in an Optional Currency into the Base Currency at the Agent's Spot Rate of Exchange on the relevant date and net of any cancellation of the Available Facility in respect of Facility C); PLUS (b) any cash loan element of the Ancillary Outstandings under the Ancillary Facilities; PLUS (c) the amount outstanding under the Working Capital Facility Letter; LESS (d) any amount of cash (other than cash held in a Holding Account or Mandatory Prepayment Account) held by wholly-owned members of the Group, (as confirmed in a certificate signed by a director of the Parent provided to the Agent within 15 Business Days after the end of each Financial Year) shall not exceed zero for a period of not less than 10 successive days in each of its Financial Years. Not less than 9 months shall elapse between two such periods. 6. OPTIONAL CURRENCIES 6.1. Selection of currency A Borrower (or the Parent) shall select the currency of each Loan in a Utilisation Request. 6.2. Unavailability of a currency If before 11.00 a.m. on any Quotation Day: (a) a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by 11.00 a.m. on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period. 6.3. Participation in a Loan Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.3 (Lenders' participation). EH8407053.4 57

7. ANCILLARY FACILITIES 7.1. Type of Facility An Ancillary Facility may be by way of an overdraft facility or any other facility or accommodation requested by the Parent and agreed to by the relevant Lender. 7.2. Availability (a) A Lender may, by agreement with the Parent, provide part of its Facility C Commitment as an Ancillary Facility. (b) An Ancillary Facility shall not be available unless, not later than five (5) Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the relevant Lender has received from the Parent: (i) a notice in writing of the establishment of an Ancillary Facility and specifying: (A) the proposed Borrower which may use the Ancillary Facility; (B) the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility; (C) the proposed type of Ancillary Facility to be provided; and (D) the proposed Ancillary Commitment and the maximum amount of the Ancillary Facility and, in the case of a Multi- account Overdraft, its Designated Gross Amount and its Designated Net Amount; and (E) the proposed currency of the Ancillary Facility (if not denominated in the relevant Base Currency); and (ii) any other information which the relevant Lender may reasonably request in connection with the Ancillary Facility. (c) Subject to compliance with Clause 7.2(b) above the Ancillary Facility will be available with effect from the date agreed by the Parent and the relevant Lender. 7.3. Terms of Ancillary Facilities (a) Except as provided below, the terms of any Ancillary Facility will be those agreed by the Parent and the relevant Lender. (b) Those terms: (i) must be based upon normal commercial terms at that time (except as varied by this Agreement); EH8407053.4 58

(ii) may only allow a Borrower to use the Ancillary Facility; (iii) may not allow the Ancillary Outstandings to exceed the Ancillary Commitment; (iv) may not allow the Ancillary Commitment to exceed the Available Commitment relative to Facility C (before taking into account the effect of the Ancillary Facility on the Available Commitment); and (v) must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Termination Date applicable to Facility C (or such earlier date as the Commitment is reduced to zero). (c) If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for: (i) Clause 36.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail. (d) Interest, commission and fees on Ancillary Facilities are dealt with in Clause 15.4 (Interest, commission and fees on Ancillary Facilities). 7.4. Repayment of Ancillary Facility (a) An Ancillary Facility shall cease to be available on the Termination Date applicable to Facility C or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement. (b) If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment in respect of that Ancillary Facility shall be reduced to zero. (c) A Lender may not demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless: (i) required to reduce the Permitted Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Designated Net Amount; EH8407053.4 59

(ii) the Facility C Commitment has been cancelled in full, or all outstanding Utilisations have become due and payable in accordance with the terms of this Agreement; or (iii) it becomes unlawful in any applicable jurisdiction for the relevant Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain an Ancillary Facility. 7.5. Limitation on Ancillary Outstandings (a) The Parent and the relevant Lender shall procure that the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and (b) in relation to a Multi-account Overdraft: (i) the Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that Multi-account Overdraft; and (ii) the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that Multi-account Overdraft. 7.6. Adjustment for Ancillary Facilities upon acceleration (a) In this Clause 7.6: (i) "Facility C Revolving Outstandings" means, in relation to a Lender, the aggregate of the equivalent in the relevant Base Currency of: (A) its participation in each Facility C Loan then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under Facility C); and (B) if the Lender is also the provider of an Ancillary Facility, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Lender (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender in respect of the Ancillary Facility); and (ii) "Total Facility C Revolving Outstandings" means the aggregate of all Facility C Revolving Outstandings. (b) If the Agent exercises any of its rights under Clause 26.22(Acceleration) (other than declaring Utilisations to be due on demand), each Lender shall promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Facility C Revolving Outstandings) their claims in respect of amounts outstanding to them under Facility C and each Ancillary Facility to the extent necessary to ensure that EH8407053.4 60 after such transfers the Facility C Revolving Outstandings of each Lender bear the same proportion to the Total Facility C Revolving Outstandings as such Lender's Facility C Commitment bears to the Total Facility C Commitments, each as at the date the Agent exercises the relevant right(s) under Clause 26.22 (Acceleration). (c) If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Facility C Revolving Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability. (d) Any transfer of rights and obligations relating to Facility C Revolving Outstandings made pursuant to this Clause 7.6 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Facility C Revolving Outstandings (less any accrued interest, fees and commission to which the transferor will remain entitled to receive notwithstanding that transfer, pursuant to Clause 27.10 (Pro rata interest settlement)). (e) Prior to the application of the provisions of paragraph (b) above, a Lender that has provided a Multi-account Overdraft shall set-off any Available Credit Balance on any account comprised in that Multi-account Overdraft. (f) All calculations to be made pursuant to this Clause 7.6 shall be made by the Agent based upon information provided to it by the Lenders and the Agent's Spot Rate of Exchange. 7.7. Information Each Borrower and the relevant Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties. 7.8. Facility C Commitment Amounts Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Facility C Commitment is not less than its Ancillary Commitment. 7.9. Amendments and Waivers – Ancillary Facilities No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Lender unless such amendment or waiver itself EH8407053.4 61 relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 6). In such a case, Clause 39 (Amendments and Waivers) will apply. EH8407053.4 62

SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION 8. REPAYMENT 8.1. Repayment of Term Loans (a) Not restated. (b) Not restated. (c) The Borrowers may not reborrow any part of a Term Facility which is repaid. 8.2. Repayment of Facility C Loans (a) Each Borrower which has drawn a Facility C Loan shall repay that Loan on the last day of its Interest Period. (b) Without prejudice to each Borrower's obligation under paragraph (a) above, if: (i) one or more Facility C Loans are to be made available to a Borrower: (A) on the same day that a maturing Facility C Loan is due to be repaid by that Borrower; (B) in the same currency as the maturing Facility C Loan; and (C) in whole or in part for the purpose of refinancing the maturing Facility C Loan; and (ii) the proportion borne by each Lender's participation in the maturing Facility C Loan to the amount of that maturing Facility C Loan is the same as the proportion borne by that Lender's participation in the new Facility C Loans to the aggregate amount of those new Facility C Loans, the aggregate amount of the new Facility C Loans shall, unless the Parent notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Facility C Loan so that: (A) if the amount of the maturing Facility C Loan exceeds the aggregate amount of the new Facility C Loans; (1) the relevant Borrower will only be required to make a payment under Clause 33.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and EH8407053.4 63

(2) each Lender's participation in the new Facility C Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Facility C Loan and that Lender will not be required to make a payment under Clause 33.1 (Payments to the Agent) in respect of its participation in the new Facility C Loans; and (B) if the amount of the maturing Facility C Loan is equal to or less than the aggregate amount of the new Facility C Loans: (1) the relevant Borrower will not be required to make a payment under Clause 33.1 (Payments to the Agent); and (2) each Lender will be required to make a payment under Clause 33.1 (Payments to the Agent) in respect of its participation in the new Facility C Loans only to the extent that its participation in the new Facility C Loans exceeds that Lender's participation in the maturing Facility C Loan and the remainder of that Lender's participation in the new Facility C Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Facility C Loan. 8.3. Repayment of Facility D Loans Not restated. 8.4. Effect of cancellation and prepayment on scheduled repayments and reductions of Term Loans (a) Not restated. (b) Not restated. (c) Not restated. (d) Not restated. (e) Not restated. (f) Not restated. (g) Not restated. EH8407053.4 64

9. ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION 9.1. Illegality If in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation: (a) that Lender shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying the Parent, each Available Commitment of that Lender will be immediately cancelled; and (c) each Borrower shall repay that Lender's participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law). 9.2. Voluntary cancellation (a) The Parent may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £250,000 and an integral multiple of £250,000) of the Available Facility. Any cancellation under this Clause 9.2 shall reduce the Commitments of the Lenders rateably under that Facility. (b) Not restated. 9.3. Voluntary prepayment of Term Loans (a) Not restated. (b) Not restated. (c) Not restated. 9.4. Voluntary Prepayment of Revolving Loans The Borrower to which a Revolving Loan has been made may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Revolving Loan (but if in part being an amount that reduces the Base Currency Amount of a Facility C Loan by a minimum amount of £250,000). 9.5. Right of cancellation and repayment in relation to a single Lender (a) If: EH8407053.4 65

(i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (i) of Clause 16.2 (Tax gross-up); or (ii) any Lender claims indemnification from the Parent or an Obligor under Clause 16.3 (Tax indemnity) or Clause 17.1 (Increased costs), the Parent may, whilst the circumstance giving rise to the requirement for indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations. (b) On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero. (c) On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender's participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents. 9.6. Right of cancellation in relation to a Defaulting Lender (a) If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 Business Days' notice of cancellation of each Available Commitment of that Lender. (b) On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero. (c) The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders. 10. MANDATORY PREPAYMENT 10.1. Exit Upon the occurrence of: (a) any Flotation; (b) a Change of Control; (c) a Trade Sale; or (d) a Senior Management Event, EH8407053.4 66

the Facilities will be cancelled and all outstanding Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable. 10.2. Disposal and Insurance Proceeds (a) For the purposes of this Clause 10.2, Clause 10.3 (Application of mandatory prepayments) and Clause 10.4 (Mandatory Prepayment Accounts and Holding Accounts): "Disposal" means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions). "Disposal Proceeds" means the consideration receivable by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group except for Excluded Disposal Proceeds and after deducting: (i) any reasonable expenses which are incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group; and (ii) any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance). "Excluded Disposal Proceeds" means any Disposal Proceeds which: (i) are applied in replacement of the assets in respect of which the relevant Disposal was made as soon as possible (but in any event within 90 days or, in the case of a disposal of land or buildings, within 12 months or, in any case, such longer period as the Majority Lenders may agree) after receipt; or (ii) do not exceed £1,000,000 (or its equivalent in other currency or currencies); or (iii) the proceeds of the loan described in Clause 24.19(b)(iii). "Excluded Insurance Proceeds" means any proceeds of an insurance claim which the Parent notifies the Agent are, or are to be, applied: (i) to meet a third party claim; (ii) to compensate for a loss to be covered under any business interruption insurance policies; or EH8407053.4 67

(iii) to the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made, as soon as possible (but in any event within 120 days or, in the case of proceeds in relation to any land or buildings, within 12 months or, in any case, such longer period as the Majority Lenders may agree) after receipt and provided that the amount of such proceeds will cease to fall within this definition if they are not so applied within such period. "Insurance Proceeds" means the proceeds of any insurance claim received by any member of the Group except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group. (b) The Parent shall ensure that the Borrowers prepay Utilisations in the following amounts at the times and in the order of application contemplated by Clause 10.3 (Application of mandatory prepayments): (i) the amount of Disposal Proceeds; and (ii) the amount of Insurance Proceeds. 10.3. Application of mandatory prepayments (a) A prepayment made under Clause 10.2 (Disposal and Insurance Proceeds) shall be applied in prepayment of Loans as contemplated in paragraphs (b) to (e) inclusive below. (b) Unless the Parent makes an election under paragraph (d) below, the Borrowers shall prepay Loans promptly upon receipt of the relevant amount of Disposal Proceeds or Insurance Proceeds. (c) A prepayment under Clause 10.2 (Disposal and Insurance) shall prepay the Loans as follows: (i) firstly, in reducing the Facility A Repayment Instalment for each Facility A Repayment Date falling after the date of prepayment in the manner contemplated by paragraph (d) of Clause 8.4 (Effect of cancellation and prepayment on scheduled repayment and reductions of Term Loans); (ii) secondly, once Facility A has been repaid in full, in reducing the Facility B Repayment Instalment for each Facility B Repayment Date falling after the date of prepayment in the manner contemplated by paragraph (e) of Clause 8.4 (Effect of cancellation and prepayment on scheduled repayments and reductions of Term Loans); EH8407053.4 68

(iii) thirdly, once all Term Facilities have been repaid in full, in pro rata prepayment of any Facility D Loans; and (iv) fourthly, once Facility D has been repaid in full, in pro rata prepayment of any Facility C Loans. (d) Subject to paragraph (e) below, the Parent may elect that any prepayment under Clause 10.2 (Disposal and Insurance Proceeds) be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan. If the Parent makes that election then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period. (e) If the Parent has made an election under paragraph (d) above but a Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing). 10.4. Mandatory Prepayment Accounts and Holding Accounts (a) The Parent shall ensure that: (i) Disposal Proceeds and Insurance Proceeds in respect of which the Parent has made an election under paragraph (d) of Clause 10.3 (Application of mandatory prepayments) are paid into a Mandatory Prepayment Account as soon as reasonably practicable after receipt by a member of the Group; and (ii) any amounts which represent Excluded Insurance Proceeds and/or Excluded Disposal Proceeds which are to be applied for the specific purpose with the specific periods (as set out in the definitions of Excluded Insurance Proceeds and/or Excluded Disposal Proceeds) are paid into a Holding Account as soon as reasonably practicable after receipt by a member of the Group. (b) The Parent and each Borrower irrevocably authorise the Agent to apply: (i) amounts credited to the Mandatory Prepayment Account; and (ii) amounts credited to the Holding Account which have not been applied within any applicable periods detailed in the definitions of Excluded Insurance Proceeds and/or Excluded Disposal Proceeds, to pay amounts due and payable under Clause 10.3 (Application of mandatory prepayments) and otherwise under the Finance Documents. The Parent and each Borrower further irrevocably authorise the Agent to so apply amounts credited to the Holding Account whether or not the periods detailed in the EH8407053.4 69 definitions of Excluded Insurance Proceeds and/or Excluded Disposal Proceeds have elapsed since receipt of those proceeds if a Default has occurred and is continuing. The Parent and each Borrower also irrevocably authorise the Agent to transfer any amounts credited to the Holding Account referred to in this paragraph (b) to the Mandatory Prepayment Account pending payment of amounts due and payable under the Finance Documents (but if all such amounts have been paid any such amounts remaining credited to the Mandatory Prepayment Account may (unless a Default has occurred) be transferred back to the Holding Account. (c) Each Finance Party with which a Mandatory Prepayment Account or Holding Account is held acknowledges and agrees that (i) interest shall accrue at normal commercial rates on amounts credited to those accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) unless a Default is continuing and (ii) each such account is subject to the Transaction Security. 10.5. Excluded proceeds Where Excluded Disposal Proceeds and Excluded Insurance Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the relevant definition of Excluded Disposal Proceeds or Excluded Insurance Proceeds), the Parent shall ensure that those amounts are used for that purpose and, if requested to do so by the Agent, shall promptly deliver a certificate to the Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition. 11. RESTRICTIONS 11.1. Notices of Cancellation or Prepayment Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 9 (Illegality, voluntary prepayment and cancellation), paragraph (d) of Clause 10.3 (Application of mandatory prepayments) or Clause 10.4 (Mandatory prepayment Accounts and Holding Accounts) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, any such notice shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. 11.2. Interest and other amounts Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and Break Costs. 11.3. No reborrowing of Term Facilities No Borrower may reborrow any part of a Term Facility which is prepaid. EH8407053.4 70

11.4. Re-borrowing of Revolving Facilities Unless a contrary indication appears in this Agreement, any part of any Revolving Facility which is prepaid or repaid may be re-borrowed in accordance with the terms of this Agreement. 11.5. Prepayment in accordance with Agreement No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. 11.6. No reinstatement of Commitments No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. 11.7. Agent's receipt of Notices If the Agent receives a notice under Clause 9 (Illegality, voluntary prepayment and cancellation) or an election under paragraph (d) of Clause 10.3 (Application of mandatory prepayments) it shall promptly forward a copy of that notice or election to either the Parent or the affected Lender, as appropriate. 11.8. Prepayment elections The Agent shall notify the Lenders as soon as possible of any proposed prepayment of any Loan under Clause 9.3 (Voluntary prepayment of Term Loans), Clause 9.4 (Voluntary Prepayment of Revolving Loans) or Clause 10.2 (Disposal and Insurance Proceeds). EH8407053.4 71

SECTION 5 COSTS OF UTILISATION 12. INTEREST 12.1. Calculation of interest The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) Margin; and (b) LIBOR or, in relation to any Loan in Euro, EURIBOR. 12.2. Payment of interest The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three Monthly intervals after the first day of the Interest Period). 12.3. Default interest (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two times the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 12.3 shall be immediately payable by the Obligor on demand by the Agent. (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan: (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be two times the rate which would have applied if the overdue amount had not become due. (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. EH8407053.4 72

12.4. Notification of rates of interest (a) The Agent shall promptly notify the Lenders and the relevant Borrower (or the Parent) of the determination of a rate of interest under this Agreement. (b) The Agent shall promptly notify the relevant Borrower (or the Parent) of each Funding Rate relating to a Loan. 13. INTEREST PERIODS 13.1. Selection of Interest Periods (a) A Borrower (or the Parent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice. (b) Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Parent on behalf of the Borrower) to which that Term Loan was made not later than 10.00 a.m. on the Business Day prior to the last day of the then current Interest Period. (c) If a Borrower (or the Parent) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 13.2 (Changes to Interest Periods), be one Month. (d) Subject to this Clause 13, a Borrower (or the Parent) may select an Interest Period of three or six Months or any other period agreed between the Parent and the Agent (acting on the instructions of all the Lenders). In addition, a Borrower (or the Parent on its behalf) may select an Interest Period of (in relation to Facility B) a period of less than three Months, if necessary to ensure that there are Facility B Loans (with an aggregate amount equal to or greater than a Facility A Repayment Instalment) which have an Interest Period ending on a Facility B Repayment Date for the Borrowers to make the relevant Facility B Repayment Instalment due on that date; (e) An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility. (f) Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period. (g) A Revolving Loan has one Interest Period only. 13.2. Changes to Interest Periods (a) Prior to determining the interest rate for a Facility B Loan, the Agent may shorten an Interest Period for any Facility B Loan (as applicable) to ensure there are sufficient Facility B Loans (with an aggregate amount equal to or greater than the relevant Facility B Repayment Instalment) which have an Interest Period ending EH8407053.4 73 on a Facility B Repayment Date for the Borrowers to make the relevant Facility B Repayment Instalment due on that date. (b) If the Agent makes any of the changes to an Interest Period referred to in this Clause 13.2 it shall promptly notify the Parent and the Lenders. 13.3. Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 13.4. Consolidation and division of Facility A Loans (a) Not restated. (b) Not restated. 14. CHANGES TO THE CALCULATION OF INTEREST 14.1. Unavailability of Screen Rate (a) Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan. (b) Cost of funds: If paragraph (a) above applies but no Interpolated Screen Rate is available for the relevant currency of a Loan or the relevant Interest Period there shall be no LIBOR or, if applicable, EURIBOR for that Loan and Clause 14.3 (Cost of funds) shall apply to that Loan for that Interest Period. 14.2. Market disruption If before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 25% per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or EURIBOR then Clause 14.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period. 14.3. Cost of funds (a) If this Clause 14.3 applies, the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and EH8407053.4 74

(ii) the rate notified to the Agent by that Lender as soon as practicable and in any event within 1 Business Day of the first day of that Interest Period (or, if earlier, on the date falling 1 Business Day before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select. (b) If this Clause 14.3 applies and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties. (d) If this Clause 14.3 applies but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders. 14.4. Break Costs (a) Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue. 15. FEES 15.1. Arrangement fee The Parent shall pay to the Arranger an arrangement fee in the amount and at the times agreed in the Fee Letter. 15.2. Agency fee The Parent shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in the Fee Letter. 15.3. Commitment fee (a) The Parent shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 40 per cent. per annum of the Margin of that Lender's Available Commitment under each Revolving Facility for the Availability Period applicable to such Revolving Facility. EH8407053.4 75

(b) The accrued commitment fee is payable on the last day of each successive period of three months which ends during the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective. 15.4. Interest, commission and fees on Ancillary Facilities The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the Parent and the relevant Lender based upon normal market rates and terms. EH8407053.4 76

SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS 16. TAX GROSS UP AND INDEMNITIES 16.1. Definitions (a) In this Agreement: "Irish Qualifying Lender" means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is: (i) a bank within the meaning of section 246 of the Irish Taxes Act which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) of the Irish Taxes Act and whose Facility Office is located in Ireland; or (ii) (A) a body corporate that is resident for the purposes of tax in a member state of the European Communities (other than Ireland) or in a territory with which Ireland has an Irish Treaty that is in effect by virtue of section 826(1) of the Irish Taxes Act or in a territory with which Ireland has signed an Irish Treaty which will come into effect, once all the ratification procedures set out in section 826(1) of the Irish Taxes Act have been completed (residence for these purposes to be determined in accordance with the law of the territory of which the Lender claims to be resident) where that member state or territory imposes a tax that generally applies to interest receivable, in that member state or territory by companies from sources outside that member state or territory; or (B) a body corporate where interest payable in respect of an advance; (1) is exempted from the charge to income tax under a double taxation agreement having force of law under the procedures set out in section 826(1) of the Irish Taxes Act; or (2) would be exempted from the charge to Irish income tax under an Irish Treaty entered into on or before the payment date of that interest if that Irish Treaty had the force of law under the provisions set out in section 826(1) of the Irish Taxes Act at that date; EH8407053.4 77

(C) a United States of America ("U.S.") company, provided the U.S. company is incorporated in the U.S. and subject to U.S. tax on its worldwide income; or (D) a U.S. Limited Liability Company ("LLC"), provided the ultimate recipients of the interest would, if they were themselves lenders, be Irish Qualifying Lenders within paragraph (A), (B) or (C) of this definition and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes; provided in each case at (A), (B), (C) or (D) the Lender is not carrying on a trade or business in Ireland through an agency or branch with which the interest payment is connected; or (iii) an Irish Treaty Lender; or (iv) a body corporate: (A) which advances money in the ordinary course of a trade which includes the lending of money; (B) in whose hands any interest payable in respect of monies so advanced is taken into account in computing the trading income of that company; (C) which has complied with all the provisions of section 246(5)(a) of the Irish Taxes Act, including making the appropriate notifications thereunder; and (D) whose Facility Office is located in Ireland; or (v) a qualifying company within the meaning of section 110 of the Irish Taxes Act and whose Facility Office is located in Ireland; or (vi) an investment undertaking within the meaning of section 739B of the Irish Taxes Act and whose Facility Office is located in Ireland. "Irish Taxes Act" means the Taxes Consolidation Act 1997, of Ireland. "Irish Treaty Lender" means, subject to the completion of procedural formalities, a Lender which is treated as a resident of an Irish Treaty State for the purposes of a double taxation agreement and does not carry on a business in Ireland through a permanent establishment with which that Lender's participation in this Agreement is effectively connected. "Irish Treaty State" means a jurisdiction which has a double taxation agreement with Ireland (an "Irish Treaty") which is in effect and makes provision for full exemption from tax imposed by Ireland on interest. EH8407053.4 78

"Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. "Qualifying Lender" means an Irish Qualifying Lender or a UK Qualifying Lender, as the case may be. "Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (i) a company resident in the United Kingdom for United Kingdom tax purposes; (ii) a partnership each member of which is: (A) a company so resident in the United Kingdom; or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. "Tax Credit" means a credit against, relief or remission for, or repayment of, any Tax. "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document. "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity). "Treaty Lender" means an Irish Treaty Lender or a UK Treaty Lender, as the case may be. "UK Qualifying Lender" means: EH8407053.4 79

(i) a Lender (other than a Lender within sub-paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is: (A) a Lender: (1) which is a bank (as defined for the purpose of Section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payment of interest made in respect of that advance or would be within such charge as respects such payment apart from Section 18A of the CTA; or (2) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of Section 879 of the ITA) at the time that that advance was made and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (B) a Lender which is: (1) a company resident in the United Kingdom for United Kingdom tax purposes; (2) a partnership each member of which is: (aa) a company so resident in the United Kingdom; or (bb) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of the CTA; (3) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within EH8407053.4 80 the meaning of Section 19 of the CTA) of that company; or (C) a UK Treaty Lender; or (ii) a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document. "UK Treaty Lender" means a Lender which: (i) is treated as a resident of a UK Treaty State for the purposes of the UK Treaty; (A) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and (B) fulfils any other conditions which must be fulfilled under the double taxation agreement by residents of that UK Treaty State for such residents to obtain exemptions from United Kingdom taxation on interest, subject to the completion of procedural formalities. "UK Treaty State" means a jurisdiction having a double taxation agreement (a "UK Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest. (b) Unless a contrary indication appears, in this Clause 16 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination. 16.2. Tax gross-up (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Parent and that Obligor. (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. EH8407053.4 81

(d) A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or (ii) (A) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of UK Qualifying Lender; (B) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA (as that provision has effect on the date on which the relevant Lender became a Party) which relates to the payment and that Lender has received from that Obligor or the Parent a certified copy of that Direction; and (C) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or (iii) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of UK Qualifying Lender and: (A) the relevant Lender has not given a Tax Confirmation to the Parent; and (B) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Parent, on the basis that the Tax Confirmation would have enabled the Parent to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or (iv) the relevant Lender is a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (h) below. (e) A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Ireland, if: EH8407053.4 82

(i) on the date on which the payment falls due, the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been an Irish Qualifying Lender, but on that date that Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Irish Treaty or any published practice or published concession of any relevant taxing authority; or (ii) the relevant Lender is an Irish Qualifying Lender solely by reason of being an Irish Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (h) below. (f) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (g) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment statement under Section 975 of ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (h) (i) Subject to paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co- operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction. (ii) Nothing in paragraph (i) above shall require a Treaty Lender to: (A) register under the HMRC DT Treaty Passport scheme; (B) apply the HMRC DT Treaty Passport scheme to any Utilisation if it has so registered; or (C) file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (h) below or paragraph (a) of Clause 16.6 (HMRC DT Treaty Passport scheme confirmation), EH8407053.4 83 and the Obligor making that payment has not complied with its obligations under paragraph (i) below or paragraph (b) of Clause 16.6 (HMRC DT Treaty Passport scheme confirmation). 16.3. Tax indemnity (a) The Parent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Clause 16.2 (Tax gross-up); or (B) would have been compensated for by an increased payment under Clause 16.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) or (e) of Clause 16.2 (Tax gross-up) applied; or (C) relates to a FATCA Deduction required to be made by a Party. (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent. (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 16.3, notify the Agent. EH8407053.4 84

16.4. Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and (b) that Finance Party has obtained, utilised and retained that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. Notwithstanding anything to the contrary, in no event shall any Finance Party be required to pay any amount to the Borrowers the payment of which would place such Finance Party in a less favourable net after tax position than such Finance Party would have been in if the Tax giving rise to the indemnity payments had never been paid. 16.5. Lender Status Confirmation Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the documentation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in: (a) (i) not a UK Qualifying Lender; (ii) a UK Qualifying Lender (other than a UK Treaty Lender); or (iii) a UK Treaty Lender; (b) (i) not an Irish Qualifying Lender; (ii) an Irish Qualifying Lender (other than solely by reason of being an Irish Treaty Lender); or (iii) an Irish Treaty Lender. If such a Lender fails to indicate its status in accordance with this Clause 16.5 then that Lender shall be treated for the purposes of this Agreement as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Parent). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party shall not be invalidated by any failure of a Lender to comply with this Clause 16.5. Each Lender, upon request from a Borrower from time to time, shall as soon as reasonably practicable provide such information as may be required to enable the Borrower to comply EH8407053.4 85 with the provisions of sections 891A, 891E, 891F and 891G of the Irish Taxes Act (and any regulations made thereunder). 16.6. HMRC DT Treaty Passport scheme confirmation (a) A New Lender or an Increase Lender that is a UK Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which then wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes by including its scheme reference number and its jurisdiction of tax residence in that Transfer Certificate, Assignment Agreement or Increase Confirmation. (b) Where a New Lender or an Increase Lender includes the indication described in paragraph (a) above in the relevant Transfer Certificate, Assignment Agreement or Increase Confirmation: (i) each Borrower which is a Party as a Borrower as at the relevant Transfer Date or the date on which the increase in Total Commitments described in the relevant Increase Confirmation takes effect shall, and to the extent that that New Lender or Increase Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to Clause 2 (The Facilities), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of that Transfer Date or that date on which the increase in Total Commitments takes effect and shall promptly provide the Lender with a copy of that filing; and (ii) each Additional Borrower which becomes an Additional Borrower after the relevant Transfer Date or the date on which the increase in Total Commitments described in the relevant Increase Confirmation takes effect shall, to the extent that that New Lender or Increase Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to Clause 2 (The Facilities), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of becoming an Additional Borrower and shall promptly provide the Lender with a copy of that filing. 16.7. Stamp taxes The Parent shall pay and, within three Business Days of demand, indemnify each Secured Party and Arranger against any cost, loss or liability that Secured Party or Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. EH8407053.4 86

16.8. Notification to Parent and Agent Each Lender will notify the Parent and the Agent if it is not or ceases to be a Qualifying Lender. 16.9. Value added tax (a) All consideration expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is charged on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT. (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment from the relevant tax authority in respect of the VAT. EH8407053.4 87

(d) Any reference in this Clause 16.9 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value-Added Tax Act 1994 or in the case of Ireland, the group member notified by the Revenue Commissioners in accordance with section 15(1)(a) of the Value Added Tax Consolidation Act 2010 of Ireland as being the member responsible for complying with the provisions of that act in respect of the group). (e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. 16.10. FATCA information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; EH8407053.4 88

(ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 16.11. FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Agent and the Agent shall notify the other Finance Parties. 17. INCREASED COSTS 17.1. Increased costs (a) Subject to Clause 17.3 (Exceptions) the Parent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. (b) In this Agreement "Increased Costs" means: (i) a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its EH8407053.4 89

Commitment or funding or performing its obligations under any Finance Document. 17.2. Increased cost claims (a) A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent. (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. 17.3. Exceptions (a) Clause 17.1 (Increased Costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 16.3 (Tax indemnity) applied); or (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. (b) In this Clause 17.3 reference to a "Tax Deduction" has the same meaning given to the term in Clause 16.1 (Definitions). 18. OTHER INDEMNITIES 18.1. Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of: (i) making or filing a claim or proof against that Obligor; or (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Arranger and each other Secured Party to whom that EH8407053.4 90

Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 18.2. Other indemnities (a) The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify the Arranger and each other Secured Party against any cost, loss or liability incurred by it as a result of: (i) the occurrence of any Event of Default; (ii) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties); (iii) funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); (iv) a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent. (b) The Parent shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Acquisition or the funding of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 18.2. 18.3. Indemnity to the Agent The Parent shall promptly indemnify the Agent against: EH8407053.4 91

(a) any cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (i) investigating any event which it reasonably believes is a Default; (ii) entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 33.10 (Change of currency); (iii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (iv) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and (b) any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents. 18.4. Indemnity to the Security Trustee (a) Each Obligor shall promptly indemnify the Security Trustee and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of: (i) any failure by the Parent to comply with its obligations under Clause 20 (Costs and Expenses); (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (iii) the taking, holding, protection or enforcement of the Transaction Security, (iv) the exercise of any of the rights, powers, discretions and remedies vested in the Security Trustee and each Receiver and Delegate by the Finance Documents or by law; (v) any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or (vi) acting as Security Trustee, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Trustee's, Receiver's or Delegate's gross negligence or wilful misconduct); EH8407053.4 92

(b) The Security Trustee may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 18.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it. 19. MITIGATION BY THE LENDERS 19.1. Mitigation (a) Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents. 19.2. Limitation of liability (a) The Parent shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 20. COSTS AND EXPENSES 20.1. Transaction expenses The Parent shall within three Business Days of demand pay the Agent, the Arranger and the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Trustee, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of: (a) this Agreement and any other documents referred to in this Agreement and the Transaction Security; (b) any other Finance Documents executed after the date of this Agreement. 20.2. Amendment costs If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 33.10 (Change of currency), the Parent shall, within three EH8407053.4 93

Business Days of demand, reimburse each of the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Trustee (and, in the case of the Security Trustee, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement. 20.3. Security Trustee's ongoing costs (a) In the event of (i) a Default or (ii) the Security Trustee considering it necessary or expedient or (iii) the Security Trustee being requested by an Obligor or the Majority Lenders to undertake duties which the Security Trustee and the Parent agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Trustee under the Finance Documents, the Parent shall pay to the Security Trustee any additional remuneration that may be agreed between them. (b) If the Security Trustee and the Parent fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Parent or, failing approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Parent) and the determination of any investment bank shall be final and binding upon the parties to this Agreement. 20.4. Enforcement and preservation costs The Parent shall, within three Business Days of demand, pay to the Arranger and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security or enforcing these rights. EH8407053.4 94

SECTION 7 GUARANTEE 21. GUARANTEE AND INDEMNITY 21.1. Guarantee and indemnity Each Guarantor irrevocably and unconditionally jointly and severally: (a) guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor's obligations under the Finance Documents; (b) undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and (c) agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 21 if the amount claimed had been recoverable on this basis of a guarantee. 21.2. Continuing Guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 21.3. Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 21 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 21.4. Waiver of defences The obligations of each Guarantor under this Clause 21 will not be affected by an act, omission, matter or thing which, but for this Clause 21, would reduce, release or prejudice EH8407053.4 95 any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including: (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under and Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (g) any insolvency or similar proceedings. 21.5. Guarantor Intent Without prejudice to the generality of Clause 21.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing. 21.6. Immediate recourse Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or EH8407053.4 96 claim payment from any person before claiming from that Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 21.7. Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 21. 21.8. Deferral of Guarantors' rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 21: (a) to be indemnified by an Obligor; (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; (d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 21.1 (Guarantee and Indemnity); (e) to exercise any right of set off against any Obligor; and/or (f) to claim or prove as a creditor of any Obligor in competition with any Finance Party. If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts EH8407053.4 97 which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment mechanics) of this Agreement. 21.9. Release of Guarantors' right of contribution If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor: (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 21.10. Additional security This guarantee is in addition and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party. 21.11. Guarantee Limitations - General This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 678 or 679 of the Companies Act 2006 or, as applicable, section 82 of the Companies Act 2014 of Ireland and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Letter applicable to such Additional Guarantor. In particular, but without limiting the generality of the foregoing provisions, it is agreed that any guarantee and indemnity by Schuh Ireland in terms of this Clause 20 shall not include the payment of any arrangement fee payable under this Agreement (or any agreement amending or varying the terms of this Agreement) or the payment of any fees, costs or expenses payable by any member of the Group in connection with the Acquisition Agreement or with this Agreement (or any agreement amending or varying the terms of this Agreement). EH8407053.4 98

SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT 22. REPRESENTATIONS 22.1. General (a) Each Obligor makes the representations and warranties set out in this Clause 22 to each Finance Party. 22.2. Status (a) It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation. (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted. 22.3. Binding obligations Subject to the Legal Reservations and to any of the matters specified in paragraphs (a) to (d) inclusive of Clause 22.9: (a) the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and (b) (without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective. 22.4. Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with: (a) any law or regulation applicable to it; (b) the constitutional documents of any member of the Group; or (c) any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group's assets or constitute a default or termination event (however described) under any such agreement or instrument. EH8407053.4 99

22.5. Power and authority (a) It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents. (b) No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party. 22.6. Validity and admissibility in evidence (a) All Authorisations required or desirable: (i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and (ii) to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect. (b) All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect to the extent that failure to obtain or effect those Authorisations has or would reasonably be expected to have a Material Adverse Effect. 22.7. Governing law and enforcement (a) Subject to the Legal Reservations, the choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions. (b) Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions. 22.8. Insolvency No: (a) corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 26.7 (Insolvency proceedings); or (b) creditors' process described in Clause 26.8 (Creditors' process), has been taken or, to the knowledge of the Parent, threatened in relation to a member of the Group and none of the circumstances described in Clause 26.6 (Insolvency) applies to a member of the Group. EH8407053.4 100

22.9. No filing or stamp taxes Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except: (a) registration of particulars of the Transaction Security Documents at Companies House in Scotland under Section 859A of the Companies Act 2006 and the Companies Registration Office of Ireland and payment of associated fees; (b) registration of particulars of the Irish Law Mortgage Debenture at the Companies Registration Office in Ireland under section 409 of the Companies Act 2014 of Ireland; (c) filing of the declaration or declarations (as the case may be) by directors (and, in the case of an Obligor incorporated in Ireland, section 82 of the Companies Act 2014 of Ireland) copies of which are delivered to the Agent in respect of the Fifth Amendment and Restatement Agreement at the Companies Registration Office in Ireland; (d) registration of the Standard Security at the Land Register of Scotland and payment of associated fees, which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document. 22.10. Deduction of Tax It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is a Qualifying Lender. 22.11. No default (a) No Event of Default and, on the date of this Agreement, no Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document. (b) No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which has or is reasonably likely to have a Material Adverse Effect. EH8407053.4 101

22.12. No misleading information Save as disclosed in writing to the Agent prior to the date of this Agreement: (a) to the best of its knowledge and belief (having made due and diligent enquiry), any factual information contained in the Information Package was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given; (b) the Business Plan has been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements, and the financial projections contained in the Business Plan have been prepared on the basis of recent historical information, are fair and based on reasonable assumptions and have been approved by the board of directors of SGL; (c) any financial projection or forecast contained in the Information Package has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration; (d) the expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Information Package were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds; (e) to the best of its knowledge and belief (having made due and diligent enquiry), no event or circumstance has occurred or arisen and no information has been omitted from the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Package being untrue or misleading in any material respect; (f) to the best of its knowledge and belief (having made due and diligent enquiry), all material information provided to a Finance Party by or on behalf of the Parent on or before the date of this Agreement and not superseded before that date (whether or not contained in the Information Package) is accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and (g) to the best of its knowledge and belief (having made due and diligent enquiry), all other written information provided by any member of the Group (including its advisers) to a Finance Party or the provider of any Report was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect. EH8407053.4 102

22.13. Financial Statements (a) Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied. (b) Its unaudited Original Financial Statements fairly present its financial condition and results of operations for the relevant month or financial quarter unless expressly disclosed to the Agent in writing to the contrary prior to the date of this Agreement. (c) Its audited Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant financial year unless expressly disclosed to the Agent in writing to the contrary prior to the date of this Agreement. (d) To the best of its knowledge and belief (having made due and diligent enquiry), there has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent) since the date of the Original Financial Statements. (e) Its most recent financial statements delivered pursuant to Clause 23.1 (Financial Statements): (i) have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements and the Business Plan; and (ii) give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate. (f) The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied. (g) Since the date of the most recent financial statements delivered pursuant to Clause 23.1 (Financial Statements) there has been no material adverse change in the assets, business or financial condition of the Group. 22.14. No proceedings pending or threatened Other than as disclosed to the Agent prior to the date of this Agreement, no litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any of its Subsidiaries. EH8407053.4 103

22.15. No breach of laws (a) It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect. (b) No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect. 22.16. Environmental laws (a) Each member of the Group is in compliance with Clause 25.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. (b) No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect. 22.17. Taxation (a) It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax of £100,000 (or its equivalent in any other currency) or more. (b) No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any member of the Group of £100,000 (or its equivalent in any other currency) or more is reasonably likely to arise. (c) It is resident for Tax purposes only in the jurisdiction of its incorporation. 22.18. Security and Financial Indebtedness (a) No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement. (b) No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement. 22.19. Ranking The Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security. EH8407053.4 104

22.20. Good title to assets It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted. 22.21. Legal and beneficial ownership It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security. 22.22. Shares The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. Other than in relation to share options granted or to be granted to employees in terms of any share option schemes operated by the Group, there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion). 22.23. Intellectual Property It and each of its Subsidiaries: (a) is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as contemplated in the Business Plan; (b) does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and (c) has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it. 22.24. Not restated 22.25. Obligors The Parent has no Subsidiaries other than the Obligors where to do so would breach Clause 25.36 (Guarantors). 22.26. Accounting reference date The Accounting Reference Date of each member of the Group is 31 January. EH8407053.4 105

22.27. Equity Documents Not restated. 22.28. Centre of main interests and establishments For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no "establishment" (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction. 22.29. Pensions (a) Neither it nor any of its Subsidiaries is or has at any time been an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993). (b) Neither it nor any of its Subsidiaries is or has at any time been "connected" with or an "associate" of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer. 22.30. Sanctions and Anti-Corruption Law Representations (a) Each Obligor and each of their respective directors, officers and employees are in compliance with Anti-Corruption Laws applicable to it in all material respects. (b) No Utilisation, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws. (c) No Obligor or member of the Group (nor any director, officer, employee, affiliate, agent or representative of the Obligor or a member of the Group) is a Designated Person, is owned or controlled by a Designated Person, acts directly or indirectly on behalf of a Designated Person or is otherwise a direct or indirect target of a Sanctions Regime. (d) No Obligor (and the Parent has ensured and will ensure that no other member of the Group) has breached, will breach, or will cause any Finance Party to breach any Sanctions Regime. (e) No Obligor (and the Parent has ensured that no other member of the Group) has permitted or authorised or shall permit or authorise any person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transaction(s) contemplated by this Agreement to fund any trade, business or other activities: (i) relating to, for any purpose involving, or for the benefit of any Designated Person; or EH8407053.4 106

(ii) in any manner that would reasonably be expected to result in an Obligor or any member of the Group breaching any Sanctions Regime or becoming a Designated Person. (f) No Obligor (and the Parent has ensured that no other member of the Group) is or has ever been subject to any claim, proceeding, formal notice or investigation with respect to a breach or alleged breach of any Sanctions Regime. (g) No Obligor (and the Parent has ensured that no other member of the Group) is engaging or has engaged in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to breach, directly or indirectly, any Sanctions Regime. (h) The Properties are not currently subject to any Sanctions Regime nor will the ownership, operation, possession, use, leasing or any other dealing in respect of the Properties by a Borrower or any member of the Group contravene any Sanctions Regime or provide a basis for the Properties or a Borrower or any member of the Group to be designated as subject to any Sanctions Regime. (i) Any provision of this Clause 22.30 (Sanctions and Anti-Corruption Law Representations) shall not apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom (the "Blocking Regulation") (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom). For the avoidance of any doubt, nothing in this Clause 22.30 (Sanctions and Anti- Corruption Law Representations) is intended or should be interpreted or construed, as inducing any party to act in a manner that would be in breach of any provision of the Blocking Regulation. 22.31. PSC Register No company whose shares constitute Charged Property has issued any warning notice or restrictions notice under Schedule 1B of the Companies Act 2006 and no circumstances exist which entitle any such company to issue any such notice. 22.32. Group Material Property It and its Subsidiaries are the sole legal and beneficial owners (or, as the case may be, have licensed to it on normal commercial terms) all of the Group Material Property. 22.33. Times when representations made (a) All the representations and warranties in this Clause 22 are made by each Obligor on the date of this Agreement. EH8407053.4 107

(b) The Repeating Representations are deemed to be made by each Obligor, and the Genesco Guarantee Repeating Representations are deemed to be made by Genesco, in each case on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period (except that those contained in paragraphs (a) – (c) of Clause 22.13 (Original Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement). (c) All the representations and warranties in this Clause 22 except Clause 22.12 (No misleading information) are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor. (d) Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made. 23. INFORMATION UNDERTAKINGS The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 23.1. Financial statements The Parent shall supply to the Agent in sufficient copies for all the Lenders: (a) as soon as they are available, but in any event within 120 days after the end of each of its Financial Years: (i) its audited consolidated financial statements for that Financial Year; (ii) the audited financial statements (consolidated if appropriate) of each Obligor for that Financial Year; and (iii) the audited financial statements of any other Subsidiary for that Financial Year if requested by the Agent; (b) at any time when (by reference to the level of EBITDA and Cashflow disclosed in any financial statements provided to the Agent in terms of this Agreement) the financial performance of the Group is below that anticipated in the Budget for the relevant period by more than 15%, as soon as they are available, but in any event within 30 days after the end of each Accounting Period, its financial statements on a consolidated basis for that Accounting Period (to include cumulative management accounts for the Financial Year to date); and EH8407053.4 108

(c) as soon as they are available, but in any event within 30 days after the last date of each month its Monthly Financial Statements on a consolidated basis for that month (to include cumulative management accounts for the Financial Year to date). 23.2. Provision and contents of Compliance Certificate (a) The Parent shall supply a Compliance Certificate to the Agent with each set of its audited consolidated Annual Financial Statements and each set of its Monthly Financial Statements in respect of each Quarter Date. (b) The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 24 (Financial Covenants). (c) Each Compliance Certificate shall be signed by one director of the Parent (as applicable). 23.3. Requirements as to financial statements (a) The Parent shall procure that each set of Annual Financial Statements, and Monthly Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition the Parent shall procure that: (i) each set of Annual Financial Statements shall be audited by the Auditors; (ii) each set of Monthly Financial Statements is accompanied by a narrative by the finance director of the Parent commenting on the performance of the Group for the Accounting Period to which the financial statements relate and the Financial Year to date and any material developments or proposals affecting the Group or its business. (b) Each set of financial statements delivered pursuant to Clause 23.1 (Financial statements): (i) shall be certified by a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up; (ii) in the case of consolidated financial statements of the Group, shall be accompanied by a narrative comparing actual performance for the period to which the financial statements relate to the projected performance for that period set out in the Budget; and (iii) shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the EH8407053.4 109 preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, the Parent notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Agent: (A) a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the relevant Obligor's Original Financial Statements were prepared; and (B) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 24 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the relevant Obligor's Original Financial Statements. Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. (c) If the Agent wishes to discuss the financial position of any member of the Group with the Auditors, the Agent may notify the Parent, stating the questions or issues which the Agent wishes to discuss with the Auditors. In this event, the Parent must ensure that the Auditors are authorised (at the expense of the Parent): (i) to discuss the financial position of each member of the Group with the Agent on request from the Agent; and (ii) to disclose to the Agent for the Finance Parties any information which the Agent may reasonably request. 23.4. Budget (a) The Parent shall supply to the Agent, in sufficient copies for all the Lenders, as soon as the same become available but in any event within 60 days after the start of each of its Financial Years, an annual Budget for that financial year. (b) The Parent shall ensure that each Budget for a financial year: (i) is in a form reasonably acceptable to the Agent and includes a projected consolidated profit and loss, balance sheet and cashflow statement for the Group, projected financial covenant calculations and projected Capital Expenditure (including, without limitation, any such Capital Expenditure incurred using funds provided for the purpose by EH8407053.4 110 the UK Acquisition Company) for that financial year and each Financial Quarter of that financial year; (ii) is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 23.1 (Financial statements); and (iii) has been approved by the board of directors of the Parent. (c) If the Parent updates or changes the Budget, it shall within not more than five days of the update or change being made deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget. 23.5. Presentations Once in every financial year, or more frequently if requested to do so by the Agent if the Agent reasonably suspects a Default is continuing or may have occurred or may occur, at least two directors of the Parent (one of whom shall be the finance director) must give a presentation to the Finance Parties about: (a) the on-going business and financial performance of the Group; and (b) any other matter which a Finance Party may reasonably request. 23.6. Year-end (a) The Parent shall not change its Accounting Reference Date and shall procure that (other than to 31 January) no member of the Group changes its Accounting Reference Date. (b) The Parent shall procure that each Accounting Period ends on an accounting date for the purposes of the preparation of the financial statements of the Group. 23.7. Information: miscellaneous The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (a) at the same time as they are dispatched, copies of all documents dispatched by the Parent to its shareholders generally (or any class of them) or dispatched by the Parent or any Obligors to its creditors generally (or any class of them); (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding £100,000 (or its equivalent in other currencies); EH8407053.4 111

(c) promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any member of the Group and which is reasonably likely to have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding £100,000 (or its equivalent in other currencies); (d) promptly upon becoming aware of the relevant disposal or claim, details of any disposal or insurance claim which will require a prepayment under Clause 10.2 (Disposal and Insurance Proceeds); (e) at the same time as each board pack in relation to any proposed new store opening is distributed to the board of directors of the Parent or any other member of the Group, a copy of that board pack; (f) promptly, such information as the Security Trustee may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents; and (g) promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to Senior Management and an up to date copy of its shareholders' register (or equivalent in its jurisdiction of incorporation)) as any Finance Party through the Agent may reasonably request. 23.8. Notification of default (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor). (b) Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by one of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). 23.9. "Know your customer" checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; EH8407053.4 112

(ii) any change in the status of an Obligor (or a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or a Holding Company of an Obligor) after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (c) The Parent shall, by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 28 (Changes to the Obligors). (d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor. EH8407053.4 113

24. FINANCIAL COVENANTS 24.1. Financial definitions In this Agreement: "Cashflow" means, in respect of any Relevant Period, EBITDA for that Relevant Period after: (a) adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period; (b) adding the amount of any cash receipts (and deducting the amount of any cash payments) during that Relevant Period in respect of any Exceptional Items not already taken account of in calculating EBITDA for any Relevant Period (other than, in the case of cash receipts, Relevant Proceeds); (c) adding the amount of any cash receipts during that Relevant Period in respect of any Tax rebates or credits and deducting the amount actually paid or due and payable in respect of Taxes during that Relevant Period by any member of the Group; (d) adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing EBITDA; (e) deducting the amount of any Capital Expenditure actually made during that Relevant Period by any member of the Group (other than any amounts contributed for such purpose by the UK Acquisition Company in accordance with the terms of Clause 25.30(a)) less, to the extent not already taken into account in determining EBITDA, any landlords' inducements actually received in cash; (f) adding the amount of any New Shareholder Injections permitted to be included in Cashflow pursuant to Clause 24.4 (Equity Cure), and so that no amount shall be added (or deducted) more than once and there shall be excluded the effect of all cash movements associated with the Deal Costs. "Cashflow Cover" means the ratio of Cashflow to Debt Service in respect of any Relevant Period. "Current Assets" means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each member of the Group including prepayments in relation to operating items and sundry debtors (but excluding Cash) maturing within twelve months from the date of computation but excluding amounts in respect of: (a) receivables in relation to Tax; EH8407053.4 114

(b) Exceptional Items and other non-operating items; (c) any interest owing to any member of the Group; and (d) prepaid Deal Costs. "Current Liabilities" means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each member of the Group falling due within twelve months from the date of computation but excluding amounts in respect of: (a) liabilities for Financial Indebtedness and Finance Charges; (b) liabilities for Tax; (c) Exceptional Items and other non-operating items; and (d) liabilities in relation to dividends declared but not paid by the Parent or by a member of the Group in favour of a person which is not a member of the Group. "Debt Service" means, in respect of any Relevant Period, the aggregate of: (a) Finance Charges for that Relevant Period; (b) the aggregate of all scheduled repayments of Financial Indebtedness falling due during that Relevant Period but excluding: (i) any amounts falling due under the Working Capital Facility Letter, Facility C, Facility D or any other overdraft or revolving facility and which were available for simultaneous redrawing according to the terms of that facility; and (ii) any such obligations owed to any member of the Group; (a) all payments made in that Relevant Period falling within the definition of "Permitted Payment", other than under paragraph (a) of that definition; and (b) the amount of the capital element of any payments in respect of that Relevant Period payable under any Finance Lease entered into by any member of the Group, and so that no amount shall be included more than once. "EBIT" means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation: (a) before deducting any Finance Charges; (b) not including any accrued interest owing to any member of the Group; EH8407053.4 115

(c) before taking into account any Exceptional Items; (d) before deducting any Deal Costs; (e) excluding the amount of any profit of any member of the Group which is attributable to minority interests; (f) before taking into account any unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis); (g) before taking into account any gain or loss arising from an upward or downward revaluation of any other asset; (h) before deducting any amount that in accordance with the Accounting Principles is required to be deducted from the operating profits of the Group but which is in fact attributable to payments to be made by the UK Acquisition Company to either of Colin Temple or Mark Crutchley in accordance with the terms of the Acquisition Agreement; in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation. "EBITDA" means, in respect of any Relevant Period, EBIT for that Relevant Period after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the Group. "Exceptional Items" means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on: (a) the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring; (b) disposals, revaluations or impairment of non-current assets; (c) disposals of assets associated with discontinued operations; and (d) the termination of any Treasury Transaction. "Finance Charges" means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Financial Indebtedness whether paid or payable by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period: (a) including the interest (but not the capital) element of payments in respect of Finance Leases; EH8407053.4 116

(b) including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement; (c) excluding any Deal Costs; (d) excluding, at any time after the Loan Note Instrument has been entered into, any accrued interest payable under the Loan Note Instrument, at any time when the Loan Notes are subordinated to all amounts due to the Finance Parties under, and in terms of, the Intercreditor Agreement, and so that no amount shall be added (or deducted) more than once. "Financial Quarter" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date. "Financial Year" means the annual accounting period of the Group ending on or about 31 January. "Interest Cover" means the ratio of EBITDA to Finance Charges in respect of any Relevant Period. "Leverage" means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period. "New Shareholder Injection" means the aggregate amount of cash subscribed for by any Holding Company of the Parent for ordinary shares in the Parent or for subordinated loan notes (or other subordinated debt instruments) in the Parent, such subordination to be on terms acceptable to the Lenders. "Quarter Date" means 31 January, 30 April, 31 July and 31 October (or such other date as represents the last trading Saturday in the relevant month or the next month as set out in the Genesco Closing Schedule) in each year. "Relevant Period" means the period of 12 months ending on a Quarter Date. "Relevant Proceeds" means Disposal Proceeds or Insurance Proceeds (each as defined in Clause 10.2 (Disposal, Insurance Proceeds)). "Total Net Debt" means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Financial Indebtedness at that time but: (a) excluding any such obligations to any other member of the Group; (b) including, in the case of Finance Leases only, their capitalised value; (c) excluding any amount falling within paragraph (f) (Treasury Transactions) of the definition of Financial Indebtedness; EH8407053.4 117

(d) deducting the aggregate amount of Cash held by any member of the Group at that time; and (e) excluding, at any time after the Loan Note Instrument has been entered into, the amount outstanding under the Loan Note Instrument, at any time when the Loan Notes are subordinated to all amounts due to the Finance Parties under, and in terms of, the Intercreditor Agreement, and so that no amount shall be included or excluded more than once. "Working Capital" means, on any date, Current Assets less Current Liabilities. 24.2. Financial condition The Parent shall ensure that: (a) Not restated. (b) Interest Cover: Interest Cover in respect of any Relevant Period shall be not less than 4.5:1. (c) Leverage: Leverage in respect of any Relevant Period ending on a Quarter Date shall not exceed 1.75:1. 24.3. Financial testing The financial covenants set out in Clause 24.2 (Financial condition) shall be calculated in accordance with the Accounting Principles as applied to the Original Financial Statements and tested by reference to each of the Parent's financial statements delivered pursuant to paragraphs (a)(i) and (b) of Clause 23.1 (Financial Statements) and/or each Compliance Certificate delivered pursuant to Clause 23.2 (Provision and contents of Compliance Certificate). 24.4. Equity Cure (a) In the event of any breach of any of the financial covenants in Clause 24.2 (Financial condition) (each a "Financial Covenant") for any Relevant Period ending on a Quarter Date (the "Relevant Quarter Date"), SGL may, not later than 15 Business Days (the "Reference Date") after the last date for delivery of the Compliance Certificate for that Relevant Period, inject into the Group the cash proceeds of any New Shareholder Injection (the "Cure Amount") to remedy non-compliance with a Financial Covenant. (b) The effect of the Cure Amount shall (subject to the provisions of this Clause) be that each Financial Covenant is recalculated to give effect to the following adjustments: (i) for the purpose of calculating Cashflow Cover, the Cure Amount shall either (at the option of the Parent): EH8407053.4 118

(A) be included in the calculation of Cashflow for that Relevant Period and (unless and until it is released to the Parent in terms of paragraph (e) below) the next three Relevant Periods; or (B) reduce Total Net Debt as at the start of the Relevant Period in which the non-compliance occurred and (unless and until it is released to the Parent in terms of paragraph (e) below) the next three Relevant Periods, and Debt Service shall be recalculated for such Relevant Periods on a pro forma basis as if the Total Net Debt has been so reduced (and applied against Facility A, Facility B, Facility C and Facility D in accordance with the terms of Clause 10.3(c)); (ii) for the purpose of calculating Leverage, the Cure Amount shall reduce Total Net Debt as at the end of that Relevant Period; and (iii) for the purpose of calculating Interest Cover, the Cure Amount shall be deemed to have been applied in prepayment of the Facilities at the beginning of that Relevant Period and at the beginning of the next three Relevant Periods and Finance Charges for that Relevant Period and (unless and until it is released to the Parent in terms of paragraph (e) below) the next three Relevant Periods shall be recalculated on a pro forma basis as if the Facilities had been so reduced. (c) If the re-testing of the Financial Covenants after giving effect to paragraphs (a) and (b) above demonstrates no breach has occurred in respect of the Relevant Period, then the relevant breach shall be deemed to have been remedied. (d) A Cure Amount may be injected up to four times over the duration of the Facilities and may not be injected in consecutive Financial Quarters. (e) The Parent shall procure that each Cure Amount is credited to the Escrow Account and shall be retained in the Escrow Account until the date of the Quarter Date falling 6 Months after the Relevant Quarter Date at which time it will be released to the Parent if the Parent delivers an Escrow Account Certificate to the Agent within 5 Business Days of such date. In the event that any Default occurs while any amount is held in the Escrow Account or the Parent fails to deliver an Escrow Account Certificate to the Agent within 5 Business Days of the date falling 6 Months after the Relevant Quarter Date, the balance of the Escrow Account may (at the discretion of the Agent, acting on the instructions of the Majority Lenders) be applied immediately in or towards permanent prepayment of Loans with such amount being applied against the Loans in the same manner as voluntary prepayments under Clause 9.3 (Voluntary Prepayment of Term Loans) or Clause 9.4 (Voluntary Prepayment of Revolving Loans). EH8407053.4 119

(f) Any recalculation made under this Clause 24.4 will be solely for the purpose of curing a Financial Covenant breach and not for any other purpose such as calculation of Margin. 25. GENERAL UNDERTAKINGS The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 25.1. Authorisations Each Obligor shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and (b) supply certified copies to the Agent of, any Authorisation required under any law or regulation of a Relevant Jurisdiction to: (i) enable it to perform its obligations under the Finance Documents; (ii) ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and (iii) carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect. 25.2. Compliance with laws Each Obligor shall (and the Parent shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect. 25.3. Environmental compliance Each Obligor shall (and the Parent shall ensure that each member of the Group will): (a) comply with all Environmental Law; (b) obtain, maintain and ensure compliance with all requisite Environmental Permits; (c) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect. EH8407053.4 120

25.4. Environmental claims Each Obligor shall (through the Parent), promptly upon becoming aware of the same, inform the Agent in writing of: (a) any Environmental Claim against any member of the Group which is current, pending or threatened; and (b) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect. 25.5. Taxation (a) Each Obligor shall (and the Parent shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: (i) such payment is being contested in good faith; (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 23.1 (Financial statements); and (iii) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect. (b) No member of the Group may change its residence for Tax purposes. 25.6. Merger No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction or a Permitted Merger. 25.7. Change of business The Parent shall procure that no substantial change is made to the general nature of the business of the Group from that carried on by the Group at the date of this Agreement without the prior written consent of the Majority Lenders. EH8407053.4 121

25.8. Acquisitions (a) Except as permitted under either Clause 25.30 (Capital Expenditure) or paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will): (i) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or any assets; or (ii) incorporate a company. (b) Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking or any assets (or, in each case, any interest in any of them) or the incorporation of a company which is: (i) a Permitted Acquisition; or (ii) a Permitted Transaction. 25.9. Joint ventures (a) Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will): (i) enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or (ii) transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing). (b) Paragraph (a) above does not apply to any acquisition (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture if such transaction is a Permitted Joint Venture. 25.10. Dormant subsidiaries Not restated. 25.11. Preservation of assets Each Obligor shall (and the Parent shall ensure that each member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business. EH8407053.4 122

25.12. Pari passu ranking Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies. 25.13. Negative pledge In this Clause 25.13, "Quasi-Security" means a transaction described in paragraph (b) below. Except as permitted under paragraph (c) below: (a) No Obligor shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets. (b) No Obligor shall (and the Parent shall ensure that no other member of the Group will): (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group; (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. (c) Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is: (i) a Permitted Security; or (ii) a Permitted Transaction. 25.14. Disposals (a) Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) enter into a single transaction or a EH8407053.4 123 series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset. (b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is: (i) a Permitted Disposal; or (ii) a Permitted Transaction. 25.15. Arms' length basis (a) Except as permitted by paragraph (b) below, no Obligor shall (and the Parent shall ensure no member of the Group will) enter into any transaction with any person except on arms' length terms and for full market value. (b) The following transactions shall not be a breach of this Clause 25.15: (i) intra-Group loans permitted under Clause 25.16 (Loans or credit); (ii) fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Agent; and (iii) any Permitted Transactions. 25.16. Loans or credit (a) Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness. (b) Paragraph (a) above does not apply to: (i) a Permitted Loan; and (ii) a Permitted Transaction. 25.17. No Guarantees or indemnities (a) Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person. (b) Paragraph (a) does not apply to a guarantee which is: (i) a Permitted Guarantee; or (ii) a Permitted Transaction. EH8407053.4 124

25.18. Corporate fees, dividends and share redemptions (a) Except as permitted under paragraph (b) below, the Parent shall not (and will ensure that no other member of the Group will): (i) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (ii) repay or distribute any dividend or share premium reserve; or (iii) pay or allow any member of the Group to pay any management charges or fees or any advisory or other fees to (or to the order of) any of the shareholders of the Parent (or to any Holding Company of any such shareholders). (iv) redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so. (b) Paragraph (a) above does not apply to: (i) a Permitted Payment; (ii) a Permitted Transaction (other than one referred to in paragraph (c) of the definition of that term); or (iii) management charges or fees or other advisory or other fees payable by members of the Group to the UK Acquisition Company not exceeding £500,000 (or its equivalent in other currencies) in aggregate in any Financial Year; or (iv) a dividend of the amount described in the Genesco Debt Structuring Paper by the Parent to Holdings, provided that prior to the making of such dividend: (A) the Parent shall have delivered to the Agent a final draft of each of the documents to be entered into by a member of the Group in connection with the dividend referred to in the Genesco Debt Structuring Paper and the Agent has confirmed in writing that it approves the terms of such documents; (B) the documents entered into by each member of the Group to implement the dividend referred to in the Genesco Debt Structuring Paper are in the forms of such final drafts, or the Agent has approved in writing any changes to such documents; and EH8407053.4 125

(C) the Agent is satisfied that no cash is paid (or other assets distributed) by the Parent to Holdings as a result of any of the transactions referred to in the Genesco Debt Structuring Paper or the documents to be entered into in connection therewith. 25.19. Financial Indebtedness (a) Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness. (b) Paragraph (a) above does not apply to Financial Indebtedness which: (i) is Permitted Financial Indebtedness; (ii) is a Permitted Transaction; or (iii) arises under the Loan Note Instrument, provided that on or prior to the entry into of the Loan Note Instrument: (A) the Parent shall have delivered to the Agent a final draft of each of the documents to be entered into by a member of the Group in connection with the transactions referred to in the Genesco Debt Structuring Paper and the Agent has confirmed in writing that it approves the terms of such documents; (B) the documents entered into by each member of the Group to implement the transactions referred to in the Genesco Debt Structuring Paper are in the forms of such final drafts, or the Agent (acting reasonably) has approved in writing any changes to such documents; and (C) the relevant parties have entered into the Intercreditor Agreement, in the agreed form, subordinating such loan to the amounts due under the Finance Documents and the Agent has confirmed to the Parent that it has received such legal opinions and other documents as it requires in relation to the transactions referred to in the Genesco Debt Structuring Paper. 25.20. Share capital No Obligor shall (and the Parent shall ensure no member of the Group will) issue any shares except pursuant to: (a) a Permitted Share Issue; or EH8407053.4 126

(b) a Permitted Transaction. 25.21. Insurance (a) Each Obligor shall (and the Parent shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business. (b) All insurances must be with reputable independent insurance companies or underwriters. (c) Not restated. (d) Within 30 days of the date of this Agreement, the Parent shall provide to the Agent written evidence that the insurance policy(ies) relating to the Charged Property contain (in form and substance reasonably satisfactory to the Security Trustee) an endorsement naming the Security Trustee as sole loss payee. 25.22. Pensions The Parent shall ensure that no member of the Group is or has been at any time an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or "connected" with or an "associate" of (as those terms are under in Sections 38 or 43 of the Pensions Act 2004) such an employer. 25.23. People with Significant Control regime Each Obligor shall (and the Parent shall ensure that each other member of the Group will): (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and (b) promptly provide the Security Agent with a copy of that notice. 25.24. Access If a Default is continuing or the Agent reasonably suspects a Default is continuing or may occur, each Obligor shall, and the Parent shall ensure that each Obligor will, (not more than once in every Financial Year unless the Agent reasonably suspects a Default is continuing or may occur) permit the Agent and/or the Security Trustee and/or accountants or other professional advisers and contractors of the Agent or Security Trustee free access at all reasonable times and on reasonable notice at the risk and cost of the Obligors to (a) the premises, assets, books, accounts and records of each Obligor and (b) meet and discuss matters with Senior Management. EH8407053.4 127

25.25. Management (a) The Parent must ensure that there is in place in respect of each Obligor qualified management with appropriate skills. (b) If any of the Senior Management ceases (whether by reason of death, retirement at normal retiring age or through ill health or otherwise) to perform his or her duties, the Parent must as soon as reasonably practicable thereafter: (i) notify the Agent; and (ii) after consultation with the Agent as to the identity of such replacement person, find and appoint an adequately qualified replacement for him or her as promptly as practicable. 25.26. Intellectual Property Each Obligor shall and the Parent shall procure that each member of the Group will: (a) preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant member of the Group; (b) use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property; (c) make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property; (d) not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and (e) not discontinue the use of the Intellectual Property, where failure to do so, in the case of paragraphs (a) and (b) above, or, in the case of paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect. 25.27. Amendments No Obligor shall (and the Parent shall ensure that no member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document or any other document delivered to the Agent pursuant to Clauses 4.1 (Initial conditions precedent) or Clause 28 (Changes to the Obligors) or enter into any agreement with any shareholders of the Parent or any of their Affiliates which is not a member of the Group except in writing: EH8407053.4 128

(a) in accordance with the provisions of Clause 39 (Amendments and Waivers); or (b) after the date of this Agreement, in a way which could not be reasonably expected materially and adversely to affect the interests of the Lenders. The Parent shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in paragraphs (a) and (b) above. 25.28. Financial assistance Each Obligor shall (and the Parent shall procure each member of the Group will) comply in all respects with Section 82 of the Companies Act 2014 in Ireland and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement, in each case where relevant. 25.29. Group bank accounts The Parent shall ensure that all bank accounts of the Group (other than the Permitted Bank Accounts but including the Holding Account, the Mandatory Prepayment Account and the Escrow Account) shall be opened and maintained with a Finance Party or an Affiliate of a Finance Party and are subject to valid Security under the Transaction Security Documents. 25.30. Capital Expenditure (a) Subject to paragraph (b) below, the aggregate Capital Expenditure of the Group in respect of any Financial Year shall not exceed 115% of the amount approved by the Agent in the Budget (or in any updated or changed Budget) for that Financial Year. (b) Capital Expenditure of the Group in excess of the limit specified in paragraph (a) above (or any other limit agreed between the Parent and the Majority Lenders) may be incurred using funds provided for the purpose by the UK Acquisition Company, and made available by subscription for ordinary shares in the Parent or by way of loan complying with the terms of paragraph (g) of Permitted Financial Indebtedness. 25.31. Treasury Transactions (a) No Obligor shall (and the Parent will procure that no members of the Group will) enter into any Treasury Transaction, other than (with a member of the LBG Group provided that its terms are broadly competitive): (i) the hedging transactions documented by the Hedging Agreements; (ii) spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and EH8407053.4 129

(iii) any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group for a period of not more than 12 months and not for speculative purposes. (b) Not restated. 25.32. Further assurance (a) Each Obligor shall (and the Parent shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may reasonably specify (and in such form as the Security Trustee may reasonably require in favour of the Security Trustee or its nominee(s)): (i) to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Trustee or the Finance Parties provided by or pursuant to the Finance Documents or by law; (ii) to confer on the Security Trustee or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or (iii) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security. (b) Each Obligor shall (and the Parent shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee or the Finance Parties by or pursuant to the Finance Documents. 25.33. Payment of Loan Notes Not restated. 25.34. Acquisition Agreement The Parent will procure that SGL will not agree to amend or waive or permit the amendment or waiver of any of the material terms of the Acquisition Agreement, without the consent of the Agent, which consent will not be unreasonably withheld or delayed. EH8407053.4 130

25.35. Sanctions and anti-corruption law (a) Each Loan will be and has been applied only in accordance with the purpose set out in Clause 3.1 (Purpose). (b) No Borrower may request any Loan, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its or their respective directors, officers and employees shall not use, the proceeds of any Loan in furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of money, or anything else of value in violation of any Anti-Corruption Laws. (c) No Obligor shall, and the Parent shall procure that no other member of the Group will, involve or include, directly or indirectly, any Designated Person in any of its dealings with any Finance Party or related to these Facilities. (d) To the extent an Obligor engages in any business involving any country or territory that is the subject of any Sanctions Regime from time to time (being Crimea, Cuba, Iran, North Korea, Sudan and Syria as at the date of this Agreement) it shall do so without any involvement, directly or indirectly, of any Finance Party or the Facilities. (e) No Obligor shall, and the Parent shall procure that no other member of the Group will, directly or indirectly fund all or part of any payment under or in connection with the Facilities out of proceeds derived from business or transactions with a Designated Person or from any activity which is in breach of any Sanctions Regime. (f) No Obligor shall (and the Parent shall ensure that no other member of the Group will) own, operate, possess, use, lease, dispose of or otherwise deal with, or procure or allow the ownership, operation, possession, use, leasing or disposal of, or any other dealing with, the Properties or part thereof for any purpose which would violate, or cause any Finance Party or the Parent or other member of the Group to violate, any Sanctions Regime. (g) No Designated Person will have any property interest in the Properties nor will any person, country or territory that is a subject of any Sanctions Regime supply any inputs to, receive any output from or derive any other financial or economic benefit from the Properties. (h) Each Obligor shall ensure that the Group maintains appropriate policies and procedures designed to prevent any action being taken that would be contrary to the undertakings in paragraphs (a) to (g) above. (i) Any provision of this Clause 25.35 (Sanctions and anti-corruption law) shall not apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of any provision of he Blocking Regulation (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom). For the avoidance EH8407053.4 131 of any doubt, nothing in this Clause 25.35 (Sanctions and anti-corruption law) is intended or should be interpreted or construed, as inducing any party to act in a manner that would be in breach of any provision of the Blocking Regulation. 25.36. Guarantors The Parent shall ensure that, at all times after the Sixth Amendment and Restatement Date, the aggregate gross assets, aggregate operating profit and aggregate turnover (net of VAT) of the Guarantors (in each case calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries of any member of the Group) represents not less than ninety (90) per cent of consolidated gross assets, operating profit and turnover (net of VAT) of the Group. 26. EVENTS OF DEFAULT Each of the events or circumstances set out in this Clause 26 is an Event of Default (save for Clause 26.22 (Acceleration)). 26.1. Non-payment A Transaction Obligor does not pay on the due date any amount payable pursuant to a Finance Document (other than amounts due and payable under the Working Capital Facility Letter) at the place at and in the currency in which it is expressed to be payable unless: (a) its failure to pay is caused by: (i) administrative or technical error; or (ii) a Disruption Event; and (b) payment is made within three Business Days of its due date. 26.2. Financial covenants and other obligations (a) Any requirement of Clause 24 (Financial covenants) is not satisfied or an Obligor does not comply with the provisions of any of Clauses 23.1 (Financial Statements), 23.2 (Provision and contents of Compliance Certificate), 25.13 (Negative Pledge), 25.14 (Disposals), 25.16 (Loans or credit), 25.17 (No Guarantees or indemnities), 25.18 (Corporate Fees, Dividends and share redemption), 25.19 (Financial Indebtedness) and 25.27 (Amendments). (b) An Obligor does not comply with any provision of any Transaction Security Document. EH8407053.4 132

26.3. Other obligations (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non-payment) and Clause 26.2 (Financial covenants and other obligations)). (b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days (or such other period (if any) as the Agent may agree) of the earlier of (i) the Agent giving notice to the Parent or relevant Obligor or (ii) the Parent or an Obligor becoming aware of the failure to comply. 26.4. Misrepresentation (a) Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made. (b) No Event of Default under paragraph (a) will occur if the matter giving rise to the breach is capable of remedy and is remedied within 15 Business Days (or such other period (if any) as the Agent may agree) of the earlier of (i) the Agent giving notice to the Parent or relevant Transaction Obligor or (ii) the Parent or a Transaction Obligor becoming aware of the breach. 26.5. Cross default (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period. (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described). (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). (e) No Event of Default will occur under this Clause 26.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than £100,000 (or its equivalent in any other currency or currencies) or (for a period of 15 Business Days) if the Financial Indebtedness relates to the Working Capital Facility. EH8407053.4 133

26.6. Insolvency (a) A member of the Group or Genesco is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. (b) The value of the assets of any member of the Group or Genesco is less than its liabilities (taking into account contingent and prospective liabilities). (c) A moratorium is declared in respect of any indebtedness of any member of the Group or Genesco. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium. 26.7. Insolvency proceedings (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, examination or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group or Genesco; (ii) a composition, compromise, assignment or arrangement with any creditor of any member of the Group; (iii) the appointment of a liquidator, receiver, administrator, administrative receiver, examiner, compulsory manager or other similar officer in respect of any member of the Group or Genesco or any of its assets; (iv) enforcement of any Security over any assets of any member of the Group or of any Security over all or substantially all of the assets of Genesco, or or any analogous procedure or step is taken in any jurisdiction. (b) Paragraph (a) shall not apply to: (i) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement or, if earlier, the date on which it is advertised; or (ii) any step or procedure contemplated by paragraph (b) of the definition of Permitted Transaction. EH8407053.4 134

26.8. Creditors' process Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a Transaction Obligor having an aggregate value of £250,000 (or its equivalent in other currencies) or more (after taking into account the anticipated level of insurance proceeds (if any) which the relevant Transaction Obligor will be entitled to receive and which in the opinion of the Agent (acting reasonably) is not being contested) and is not discharged within 10 Business Days. 26.9. Unlawfulness and invalidity (a) It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective. (b) Any obligation or obligations of any Transaction Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents. (c) Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective. 26.10. Intercreditor Agreement (a) Any party to the Intercreditor Agreement (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement; or (b) a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect when made. This Clause 26.10 shall have no effect until the Intercreditor Agreement is entered into, and executed by, all parties thereto. 26.11. Cessation of business Any member of the Group or Genesco suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a Permitted Disposal or a Permitted Transaction. 26.12. Change of ownership (a) After the date of this Agreement, an Obligor (other than the Parent) ceases to be a wholly-owned Subsidiary of the Parent; or EH8407053.4 135

(b) an Obligor ceases to own at least the same percentage of shares in a Material Company as at the date of this Agreement, except, in either case, as a result of a disposal which is a Permitted Disposal or a Permitted Transaction. 26.13. Constitutional Documents The Parent amends, varies, supplements, supersedes, waives or terminates its Constitutional Documents in any way that has a material and adverse impact on the Lenders without the prior written consent of the Majority Lenders. 26.14. Change of management Not restated. 26.15. Change of Key Personnel Not restated. 26.16. Audit qualification The Auditors of the Group qualify the audited annual consolidated financial statements of the Parent in a manner which the Majority Lenders (acting reasonably) consider material in the context of the Finance Documents. 26.17. Expropriation The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets. 26.18. Repudiation and rescission of agreements (a) A Transaction Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security; or (b) Genesco exercises (or purports to exercise) all or any of its rights under Clause 11 of the Genesco Guarantee. 26.19. Litigation Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made in relation to the Transaction Documents or the transactions EH8407053.4 136 contemplated in the Transaction Documents or against any member of the Group or its assets which have, or has, or is, reasonably likely to have a Material Adverse Effect. 26.20. Material adverse change Any event or circumstance occurs which is reasonably likely to have a Material Adverse Effect. 26.21. Employee Benefit Trust Not restated. 26.22. Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Parent: (a) cancel the Total Commitments and/or Ancillary Commitments at which time they shall immediately be cancelled; (b) declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; (c) declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or (d) declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable; and/or (e) declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent; and/or (f) exercise or direct the Security Trustee to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents. EH8407053.4 137

SECTION 9 CHANGES TO PARTIES 27. CHANGES TO THE LENDERS 27.1. Assignments and transfers by the Lenders Subject to this Clause 27 a Lender (the "Existing Lender") may: (a) assign any of its rights; or (b) transfer by novation any of its rights and obligations, under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender"). 27.2. Conditions of assignment or transfer (a) An Existing Lender must consult with the Parent for no more than 10 days before it may make an assignment or transfer in accordance with Clause 27.1 (Assignments and transfers by the Lenders) unless the assignment or transfer is: (i) to another Lender or an Affiliate of any Lender; (ii) if the Existing Lender is a fund, to a fund which is a Related Fund of that Existing Lender; or (iii) made at a time when an Event of Default is continuing. (b) An assignment will only be effective on: (i) receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender; (ii) the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement (if relevant); and (iii) the performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Lender and the New Lender. EH8407053.4 138

(c) A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with and, if relevant, the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement. (d) If: (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. (e) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has the authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 27.3. Assignment or transfer fee Unless the Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, or (ii) to a Related Fund or (iii) made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £1,500. 27.4. Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents; (ii) the financial condition of any Obligor; EH8407053.4 139

(iii) the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise. 27.5. Procedure for transfer (a) Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with EH8407053.4 140 all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) On the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations"); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Agent, the Arranger, the Security Trustee, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Security Trustee and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a "Lender". 27.6. Procedure for assignment (a) Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement. (b) The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or similar checks under all EH8407053.4 141 applicable laws and regulations in relation to the assignment to such New Lender. (c) On the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and (iii) the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations. (d) Lenders may utilise procedures other than those set out in this Clause 27.6 to assign their rights under the Finance Documents provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer). 27.7. Copy of Transfer Certificate or Assignment Agreement to Parent The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Parent a copy of that Transfer Certificate or Assignment Agreement or Increase Confirmation. 27.8. Disclosure of information (a) Any Lender may disclose to any of its Affiliates and any other person: (i) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents; (ii) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor; or (iii) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; or (iv) for whose benefit that Lender charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.9 (Security over Lenders' rights); and EH8407053.4 142

(b) any Finance Party may disclose to a rating agency or its professional advisers, or (with the consent of the Parent) any other person, any information about any Obligor, the Group and the Finance Documents as that Lender or other Finance Party shall consider appropriate if in relation to paragraphs (a)(i) and (ii) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking. Any Confidentiality Undertaking signed by a Finance Party pursuant to this Clause 27.8 shall supersede any prior confidentiality undertaking signed by such Finance Party for the benefit of any member of the Group. 27.9. Security over Lenders' rights In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and (b) in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents. 27.10. Pro rata interest settlement (a) If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): EH8407053.4 143

(i) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and (ii) the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt: (A) when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and (B) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.10, have been payable to it on that date, but after deduction of the Accrued Amounts. (b) In this Clause 27.10 references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees. (c) An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 27.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any, specified group of Lenders has been obtained to approve any request for a consent waiver, amendment or other vote of Lenders under the Finance Documents. 27.11. Debt Purchase Transactions (a) The Parent shall not, and shall procure that each other member of the Group shall not (i) enter into any Debt Purchase Transaction or (ii) beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (ii) or (iii) of the definition of Debt Purchase Transaction. (b) For so long as any shareholder in the Parent (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement has not been terminated: (i) in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, EH8407053.4 144 waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero; and (ii) for the purposes of Clause 39.2 (Exceptions), such shareholder in the Parent or the person with whom it has entered into such sub- participation, other agreement or arrangement shall be deemed not to be a Lender. (c) Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a shareholder in the Parent (a "Notifiable Debt Purchase Transaction"). (d) A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party: (i) is terminated; or (ii) ceases to be with a shareholder in the Parent. (e) Each shareholder in the Parent that is a Lender agrees that: (i) in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and (ii) in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders. 28. CHANGES TO THE OBLIGORS 28.1. Assignment and transfers by Obligors No Obligor or any other member of the Group may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 28.2. Additional Borrowers (a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 23.9 ("Know your customer" checks), the Parent may request that any of its wholly owned Subsidiaries which is not a Dormant Subsidiary becomes a Borrower. That Subsidiary shall become a Borrower if: EH8407053.4 145

(i) it is incorporated in the same jurisdiction as an existing Borrower and the Majority Lenders approve the addition of that Subsidiary or otherwise if all the Lenders approve the addition of that Subsidiary; (ii) the Parent and that Subsidiary deliver to the Agent a duly completed and executed Accession Letter; (iii) the Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower; (iv) the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and (v) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent. (b) The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent). (c) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. (d) Upon becoming an Additional Borrower that Subsidiary shall make any filings (and provide copies of such filings) as required by paragraph (g) of Clause 16.2 (Tax gross-up) and paragraph (b) of Clause 16.6 (HMRC DT Treaty Passport scheme confirmation) in accordance with those paragraphs. 28.3. Resignation of a Borrower (a) In this Clause 28.3, Clause 28.5 (Resignation of a Guarantor) and Clause 28.7 (Resignation and release of Security on disposal), "Third Party Disposal" means the disposal of an Obligor to a person which is not a member of the Group where that disposal is permitted under Clause 25.14 (Disposals) or made with the approval of the Majority Lenders (and the Parent has confirmed this is the case). (b) With the prior consent of all the Lenders, the Parent may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter. If a Borrower is the subject of a Third Party Disposal, the Parent may request that such Borrower (other than the Parent) ceases to be a Borrower by delivering to the Agent a Resignation Letter. EH8407053.4 146

(c) The Agent shall accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance if: (i) the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter; (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents; (iii) where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 28.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Parent has confirmed this is the case); and (iv) the Parent has confirmed that it shall ensure that any relevant Disposal Proceeds will be applied in accordance with Clause 10.3 (Application of mandatory prepayments). (d) Upon notification by the Agent to the Parent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower except that the resignation shall not take effect (and the Borrower will continue to have rights and obligations under the Finance Documents) until the date on which the Third Party Disposal takes effect. 28.4. Additional Guarantors (a) Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 23.9 ("Know your customer" checks), the Parent may request that any of its wholly owned Subsidiaries become a Guarantor. (b) The Parent shall procure that any other member of the Group which is required to comply with Clause 25.36 (Guarantors), shall become an Additional Guarantor and grant Security as the Agent may require. (c) A member of the Group shall become an Additional Guarantor if: (i) the Parent and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Letter; and (ii) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent. EH8407053.4 147

(d) The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent). (e) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 28.5. Resignation of a Guarantor (a) The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if: (i) that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 28.3 (Resignation of a Borrower)) and the Parent has confirmed this is the case; or (ii) all the Lenders have consented to the resignation of that Guarantor. (b) The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if: (i) the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter; (ii) no payment is due from the Guarantor under Clause 21.1 (Guarantee and indemnity); (iii) where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 28.3 (Resignation of a Borrower); and (iv) the Parent has confirmed that it shall ensure that the Disposal Proceeds will be applied, in accordance with Clause 10.3 (Application of mandatory prepayments). (c) The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor. 28.6. Repetition of Representations Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (c) of Clause 22.33 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. EH8407053.4 148

28.7. Resignation and release of security on disposal If a Borrower or Guarantor is or is proposed to be the subject of a Third Party Disposal then: (a) where that Borrower or Guarantor created Transaction Security over any of its assets or business in favour of the Security Trustee, or Transaction Security in favour of the Security Trustee was created over the shares (or equivalent) of that Borrower or Guarantor, the Security Trustee may, at the cost and request of the Parent, release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation; (b) the resignation of that Borrower or Guarantor and related release of Transaction Security referred to in paragraph (a) above shall not become effective until the date of that disposal; and (c) if the disposal of that Borrower or Guarantor is not made, the Resignation Letter of that Borrower or Guarantor and the related release of Transaction Security referred to in paragraph (a) above shall have no effect and the obligations of the Borrower or Guarantor and the Transaction Security created or intended to be created by or over that Borrower or Guarantor shall continue in full force and effect. EH8407053.4 149

SECTION 10 THE FINANCE PARTIES 29. ROLE OF THE AGENT, THE ARRANGER AND OTHERS 29.1. Appointment of the Agent (a) Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. (b) Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. 29.2. Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Trustee. (d) The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or EH8407053.4 150 security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents. 29.3. Duties of the Agent (a) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (b) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (d) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (e) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Trustee) under this Agreement it shall promptly notify the other Finance Parties. (f) The Agent shall only have the duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 29.4. Role of the Arranger Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document. 29.5. No fiduciary duties (a) Nothing in this Agreement constitutes the Agent and/or the Arranger as a trustee or fiduciary of any other person. EH8407053.4 151

(b) None of the Agent, the Security Trustee or the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 29.6. Business with the Group The Agent, the Security Trustee and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. 29.7. Rights and discretions (a) The Agent may: (i) rely on any representation, communication, notice or document notice or document believed by it to be genuine, correct and appropriately authorised; and (ii) assume that: (A) any instructions received by it from the Majority Lenders, and Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate; and (iv) rely on any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment)); EH8407053.4 152

(ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and (iii) any notice or request made by the Parent (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors. (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (d) Without prejudice to the generality of paragraph (c) above, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this desirable. (e) The Agent may act in relation to the Finance Documents through its officers, employees and agents and shall not: (i) be liable for any error of judgement made by any such person; or (ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct. (f) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (g) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (h) The Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Agent by any Lender for the purpose of paragraph (a)(ii) or Clause 14.2 (Market Disruption). (i) Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. EH8407053.4 153

29.8. Majority Lenders' instructions (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders. (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Trustee. (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions. (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders. (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents. 29.9. Responsibility for documentation Neither of the Agent or the Arranger: (a) is responsible or liable for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Reports or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (b) is responsible or liable for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or EH8407053.4 154

(c) is responsible or liable for any determination as to whether any information provided or to be provided to any Finance Party is non public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 29.10. No duty to monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 29.11. Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the EH8407053.4 155 value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent, in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act. (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent or the Arranger to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 29.12. Lenders' indemnity to the Agent Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the EH8407053.4 156

Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document). 29.13. Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent. (b) Alternatively the Agent may resign by giving notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent. (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in the United Kingdom). (d) If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 29 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties. (e) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. (f) The Agent's resignation notice shall only take effect upon the appointment of a successor. (g) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (h) After consultation with the Parent, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above. EH8407053.4 157

(i) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 16.10 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 16.10 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign. 29.14. Replacement of the Agent (a) After consultation with the Parent, the Majority Lenders may, by giving 30 days' notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom). (b) The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. (c) The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29.14 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). (d) Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. EH8407053.4 158

29.15. Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. (c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty. 29.16. Relationship with the Lenders (a) The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (i) entitled to or liable for any payment due under and Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 35.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 35.2 (Addresses) and paragraph (a)(ii) of Clause 35.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. (c) Each Lender shall supply the Agent with any information that the Security Trustee may reasonably specify (through the Agent) as being necessary or EH8407053.4 159 desirable to enable the Security Trustee to perform its functions as Security Trustee. Each Lender shall deal with the Security Trustee exclusively through the Agent and shall not deal directly with the Security Trustee. 29.17. Credit appraisal by the Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; (c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (d) the adequacy, accuracy and/or completeness of the Reports and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property. 29.18. Role of Reference Banks Not restated. 29.19. Third party Reference Banks Not restated. 29.20. Agent's management time Any amount payable to the Agent under Clause 18.3 (Indemnity to the Agent), Clause 20 (Costs and expenses) and Clause 29.12 (Lenders' indemnity to the Agent) shall include EH8407053.4 160 the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 15 (Fees). 29.21. Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 29.22. Reliance and engagement letters Each Finance Party and Secured Party confirms that each of the Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Agent) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents (including any net asset letter in connection with the financial assistance procedures) and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters. 30. ROLE OF THE SECURITY TRUSTEE 30.1. Trust The Security Trustee declares that it shall hold the Transaction Security on trust for the Finance Parties on the terms contained in this Agreement. Each of the parties to this Agreement agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Transaction Security Documents (and no others shall be implied). 30.2. No independent power The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Transaction Security Documents except through the Security Trustee. 30.3. Security Trustee's instructions The Security Trustee shall: (a) unless a contrary indication appears in a Finance Document, act in accordance with any instructions given to it by the Agent and shall be entitled to assume that EH8407053.4 161

(i) any instructions received by it from the Agent are duly given by or on behalf of the Majority Lenders or, as the case may be, the Lenders in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation that any instructions or directions given by the Agent have not been revoked; (b) be entitled to request instructions, or clarification of any direction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it; and (c) be entitled to, carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Security Trustee to the Lenders. 30.4. Security Trustee's actions Subject to the provisions of this Clause 30: (a) the Security Trustee may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Finance Parties; and (b) at any time after receipt by the Security Trustee of notice from the Agent directing the Security Trustee to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Security Trustee may, and shall if so directed by the Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security. 30.5. Security Trustee's discretions The Security Trustee may: (a) assume (unless it has received actual notice to the contrary in its capacity as Security Trustee for the Finance Parties) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested in any person has not been exercised; (b) if it receives any instructions or directions from the Agent to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied; (c) engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Security Trustee or by any other Finance Party) whose advice or services may at any time seem necessary, expedient or desirable; EH8407053.4 162

(d) rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Finance Party or an Obligor, upon a certificate signed by or on behalf of that person; or (e) refrain from acting in accordance with the instructions of the Agent or Lenders (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing such action or proceedings. 30.6. Security Trustee's obligations The Security Trustee shall promptly inform the Agent of: (a) the contents of any notice or document received by it in its capacity as Security Trustee from any Obligor under any Finance Document; and (b) the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security Trustee has received notice from any other party to this Agreement. 30.7. Excluded obligations The Security Trustee shall not: (a) be bound to enquire as to the occurrence or otherwise of any Default or the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents; (b) be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account; (c) be bound to disclose to any other person (including any Finance Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty; (d) be under any obligations other than those which are specifically provided for in the Finance Documents; or (e) have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor. EH8407053.4 163

30.8. Exclusion of Security Trustee's liability Unless caused directly by its gross negligence or wilful default, the Security Trustee shall not accept responsibility or be liable for: (a) the adequacy, accuracy and/or completeness of any information supplied by the Security Trustee or any other person in connection with the Finance Documents or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the Finance Documents; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; (c) any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or the Transaction Security or otherwise, whether in accordance with an instruction from the Agent or otherwise; (d) the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the Finance Documents or the Transaction Security; or (e) any shortfall which arises on the enforcement of the Transaction Security. 30.9. Own responsibility It is understood and agreed by each Finance Party that that Finance Party has at all times itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with the Finance Documents including but not limited to: (a) the financial condition, creditworthiness, condition, affairs, status and nature of each of the Obligors; (b) the legality, validity, effectiveness, adequacy and enforceability of each of the Finance Documents and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the Finance Documents or the Transaction Security; (c) whether that Finance Party has recourse, and the nature and extent of that recourse, against any Obligor or any other person or any of their respective assets under or in connection with the Finance Documents, the transactions contemplated in the Finance Documents or any other agreement, arrangement or EH8407053.4 164 document entered into, made or executed in anticipation of, under or in connection with the Finance Documents; (d) the adequacy, accuracy and/or completeness of any information provided by any person in connection with the Finance Documents, the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the Finance Documents; and (e) the right or title of any person in or to, or the value or sufficiency of any part of, the Charged Property, the priority of any of the Transaction Security or the existence of any security interest affecting the Charged Property, and each Finance Party warrants to the Security Trustee that it has not relied on, and will not at any time rely on, the Security Trustee in respect of any of these matters. 30.10. No responsibility to perfect Transaction Security The Security Trustee shall not be liable for any failure to: (a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property; (b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security; (c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security; (d) take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary security interest under the laws of any jurisdiction; or (e) require any further assurances in relation to any of the Transaction Security Documents. 30.11. Insurance by Security Trustee (a) The Security Trustee shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance. EH8407053.4 165

(b) Where the Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason (directly or indirectly) of its failure to notify the insurers of any material fact relating to the risk assumed by the insurers or any other information of any kind, unless any Finance Party has requested it to do so in writing and the Security Trustee has failed to do so within fourteen days after receipt of that request. 30.12. Custodians and Nominees The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person. 30.13. Acceptance of Title The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, the right and title as each of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title. 30.14. Refrain from Illegality The Security Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Trustee may do anything which is, in its opinion, necessary to comply with any law, directive or regulation. 30.15. Business with the Obligors The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors. 30.16. Releases Upon a disposal of any of the Charged Property: (a) pursuant to the enforcement of the Transaction Security by a Receiver or the Security Trustee; or (b) if that disposal is permitted under the Finance Documents, the Security Trustee shall (at the cost of the Obligors) release that property from the Transaction Security and is authorised to execute, without the need for any further authority from the Finance Parties, any release of the Transaction Security or other claim EH8407053.4 166 over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable. 30.17. Winding up of Trust If the Security Trustee, with the approval of the Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Transaction Security Documents have been fully and finally discharged and (b) none of the Finance Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Trustee under each of the Transaction Security Documents. 30.18. Perpetuity Period The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of one hundred and twenty five years from the date of this Agreement. 30.19. Powers Supplemental The rights, powers and discretions conferred upon the Security Trustee by this Agreement shall be supplemental to the Trustee Acts 1925 and 2000 and in addition to any which may be vested in the Security Trustee by general law or otherwise. 30.20. Trustee division separate In acting as trustee for the Finance Parties, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments and any information received by any other division or department of the Security Trustee may be treated as confidential and shall not be regarded as having been given to the Security Trustee's trustee division. 30.21. Disapplication Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Acts 1925 and 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act. 30.22. Resignation of Security Trustee (a) The Security Trustee may resign and appoint one of its Affiliates as successor by giving notice to the other Parties (or to the Agent on behalf of the Lenders). EH8407053.4 167

(b) Alternatively the Security Trustee may resign by giving notice to the other Parties (or to the Agent on behalf of the Lenders) in which case the Majority Lenders may appoint a successor Security Trustee. (c) If the Majority Lenders have not appointed a successor Security Trustee in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Trustee (after consultation with the Agent) may appoint a successor Security Trustee. (d) The retiring Security Trustee shall, at its own cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Finance Documents. (e) The Security Trustee's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Transaction Security to that successor. (f) Upon the appointment of a successor, the retiring Security Trustee shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clauses 29 (Role of the Agent, the Arranger and others) and this Clause 30 (Role of Security Trustee). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (g) The Majority Lenders may, by notice to the Security Trustee, require it to resign in accordance with paragraph (b) above. In this event, the Security Trustee shall resign in accordance with paragraph (b) above. 30.23. Delegation (a) The Security Trustee may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents. (b) The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions as the Security Trustee may think fit in the interests of the Finance Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate. 30.24. Additional trustees (a) The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Finance Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions EH8407053.4 168 which the Security Trustee deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Trustee shall give prior notice to the Parent and the Agent of that appointment. (b) Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Trustee by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment. (c) The remuneration that the Security Trustee may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee. 30.25. Parallel Debt (a) Without prejudice to any other provision of the Finance Documents, and for the purpose of ensuring and preserving the validity and continuity of the Transaction Security, each Obligor hereby irrevocably and unconditionally undertakes by way of an abstract acknowledgement of debt to pay to the Security Trustee amounts equal to any amounts owing from time to time by that Obligor to any Secured Party under any Finance Document (the "Primary Debt") as and when those amounts are due (the "Parallel Debt"). (b) Each Obligor and the Security Trustee acknowledge and agree that: (i) the Parallel Debt constitutes undertakings, obligations and liabilities of the relevant Obligor to the Security Trustee which are separate from, independent of and without prejudice to, the corresponding Primary Debt; and (ii) the Parallel Debt constitutes the Security Trustee's own claim to receive payment from the relevant Obligor, save and except that the aggregate amount owed under the Parallel Debt by such Obligor shall at no time exceed (but shall at all times be equal to) the aggregate amount owed by the Borrower under the Primary Debt at the relevant time. (c) Notwithstanding any of the other provisions of this Clause 30.25, (i) the Parallel Debt of each Obligor shall be decreased to the extent that its Primary Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (ii) the Primary Debt of each Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged. EH8407053.4 169

(d) For the purpose of this Clause 30.25, the Security Trustee acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt are its own claims and shall not be held on trust for any person. The Transaction Security granted under the Finance Documents to the Security Trustee to secure the Parallel Debt is granted to the Security Trustee in its capacity as creditor of the Parallel Debt and shall not be held on trust. (e) All monies received or recovered by the Security Trustee pursuant to this Clause 30.25, and all amounts received or recovered by the Security Trustee from or by the enforcement of any Security granted to secure the Parallel Debt, shall be applied in accordance with this Agreement. (f) Without limiting or affecting the Security Trustee's rights against the relevant Obligor (whether under this Clause 30.25 or under any other provision of the Finance Documents), each Obligor acknowledges that: (i) nothing in this Clause 30.25 shall impose any obligation on the Security Trustee to advance any sum to an Obligor or any of its affiliates under any Finance Document except in its capacity as Lender; and (ii) for the purpose of any vote taken under any Finance Document, the Security Trustee acting solely in that capacity shall not be regarded as having any participation or commitment other than those which it has in its capacity as Lender. (g) This Clause 30.25 (Parallel debt) shall apply only to the extent permitted by the applicable law. 31. CONDUCT OF BUSINESS BY THE FINANCE PARTIES 31.1. No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 32. SHARING AMONG THE FINANCE PARTIES 32.1. Payments to Finance Parties If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then: EH8407053.4 170

(a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent; (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.6 (Partial payments). 32.2. Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 33.6 (Partial payments). 32.3. Recovering Finance Party's rights (a) On a distribution by the Agent under Clause 32.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution. (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable. 32.4. Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 32.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed. EH8407053.4 171

32.5. Exceptions (a) This Clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified the other Finance Party of the legal or arbitration proceedings; and (ii) the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. EH8407053.4 172

SECTION 11 ADMINISTRATION 33. PAYMENT MECHANICS 33.1. Payments to the Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in Edinburgh as the Agent specifies. 33.2. Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in London. 33.3. Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 33.4. Clawback and pre-funding (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. (c) If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent EH8407053.4 173 does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower: (i) the Agent shall notify the Parent of that Lender's identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 33.5. Impaired Agent (a) If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 33.1 (Payments to the Agent) may instead either: (i) pay that amount direct to the required recipient(s); or (ii) if it its absolute discretion it considers that it is not reasonable practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of "Acceptable Bank" and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the "Paying Party") and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the "Recipient Party" or "Recipient Parties"). In each case such payments must be made on the due date for payment under the Finance Documents. (b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of Recipient Party or the Recipient Parties pro rata to their respective entitlements. (c) A Party which has made a payment in accordance with this Clause 33.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account. (d) Promptly upon the appointment of a successor Agent in accordance with Clause 29.14 (Replacement of the Agent), each Paying Party shall (other to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer EH8407053.4 174 the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 33.2 (Distributions by the Agent). (e) A Paying Party shall, promptly upon request by a Recipient Party and to the extent: (i) that it has not given an instruction pursuant to paragraph (d) above; and (ii) that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party. 33.6. Partial payments (a) If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Trustee under those Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above. (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor. 33.7. No set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. EH8407053.4 175

33.8. Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 33.9. Currency of account (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date. (c) Each payment of interest or commitment fee shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest or commitment fee accrued. (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (e) Any amount expressed to be payable in a currency other than in the Base Currency shall be paid in that other currency. 33.10. Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions EH8407053.4 176 and market practice in the relevant interbank market and otherwise to reflect the change in currency. 33.11. Disruption to Payment Systems, etc. If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred: (a) the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances; (b) the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 39 (Amendments and Waivers); (e) the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11; and (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above. 34. SET-OFF A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. EH8407053.4 177

35. NOTICES 35.1. Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter. 35.2. Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Parent and Schuh Ireland, that identified with its name below; (b) in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and (c) in the case of the Agent or the Security Trustee, that identified with its name below, or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice. 35.3. Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: (i) if by way of fax, when received in legible form; or (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent or the Security Trustee will be effective only when actually received by the Agent or Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or Security Trustee's signature below (or any substitute department or officer as the Agent or Security Trustee shall specify for this purpose). (c) All notices from or to an Obligor shall be sent through the Agent. EH8407053.4 178

(d) Any communication or document made or delivered to the Parent in accordance with this Clause 35.3 will be deemed to have been made or delivered to each of the Obligors. (e) Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 35.4. Notification of address and fax number Promptly upon receipt of notification of an address, and fax number or change of address or fax number pursuant to Clause 35.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties. 35.5. Communication when Agent is Impaired Agent If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed unless such replacement Agent becomes an Impaired Agent. 35.6. Electronic communication (a) Any communication to be made between the Agent or the Security Trustee and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Trustee and the relevant Lender: (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication; (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (iii) notify each other of any change to their address or any other such information supplied by them. (b) Any electronic communication made between the Agent and a Lender or the Security Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Trustee only if it is addressed in such a manner as the Agent or Security Trustee shall specify for this purpose. EH8407053.4 179

(c) Any electronic communication which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 35.7. English language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 36. CALCULATIONS AND CERTIFICATES 36.1. Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 36.2. Certificates and determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 36.3. Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the relevant interbank market differs, in accordance with that market practice. 37. PARTIAL INVALIDITY If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. EH8407053.4 180

38. REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 39. AMENDMENTS AND WAIVERS 39.1. Required consents (a) Subject to Clause 39.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 39. (c) Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 29.7 (Rights and Discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement. (d) Each Obligor agrees to any such amendment or waiver permitted by this Clause 39 which is agreed to by the Parent. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Guarantors. (e) Paragraph (c) of Clause 27.10 (Pro rata interest settlement) shall apply to this Clause 39.1. 39.2. Exceptions (a) An amendment or waiver that has the effect of changing or which relates to: (i) the definition of "Majority Lenders" in Clause 1.1 (Definitions); (ii) an extension to the date of payment of any amount under the Finance Documents; (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; (iv) a change in currency of payment of any amount under the Finance Documents; EH8407053.4 181

(v) an increase in any Commitment or the Total Commitments, any extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility; (vi) a change to the Borrowers or Guarantors other than in accordance with Clause 28 (Changes to the Obligors); (vii) any provision which expressly requires the consent of all the Lenders; (viii) Clause 2.2 (Finance Parties' rights and obligations), Clause 10 (Mandatory prepayment), Clause 25.35 (Sanctions and Anti-Corruption Law Representations), Clause 25.35 (Sanctions and anti-corruption law), Clause 27 (Changes to the Lenders), this Clause 39, Clause 45 (Governing law) or 46.1 (Jurisdiction of English courts); (ix) the nature or scope of: (A) the guarantee and indemnity granted under Clause 21 (Guarantee and Indemnity); (B) the Charged Property; or (C) the manner in which the proceeds of enforcement of the Transaction Security are distributed (except in the case of paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); or (x) the release of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made without the prior consent of all the Lenders. (b) An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger or the Security Trustee may not be effected without the consent of the Agent, the Arranger or the Security Trustee. 39.3. Replacement of Screen Rate (a) If a Screen Rate Replacement Event occurs, the Lender may, without the consent of any of the Obligors, having given not less than 20 Business Days' prior notice to the Parent, change or supplement any term of any Finance Document (including, for the avoidance of doubt, any Hedging Agreement) to: EH8407053.4 182

(i) provide for the use of a Replacement Benchmark; and (ii) (A) align any provision of any Finance Document to the use of that Replacement Benchmark; (B) enable that Replacement Benchmark to be used for the calculation of interest under any Finance Document (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of any Finance Document); (C) implement market conventions applicable to that Replacement Benchmark (including, without limitation, regarding Break Costs and Default Interest); (D) provide for appropriate fall-back (and market disruption) provisions for that Replacement Benchmark; (E) provide for any changes to the terms for voluntary prepayment and Interest Periods of the Loans, to the extent that any changes are required to reflect the use of a Replacement Benchmark; and/or (F) apply a Credit Spread Adjustment. (b) Any change or supplement to the terms of any Finance Document: (i) shall be made solely for the purposes referred to in Clauses 39.3(a)(i) and/or (ii) above and may change or supplement, without limitation, Clause 11 (Interest), Clause 9.3 (Voluntary Prepayment of Term Loans), Clause 9.4 (Voluntary Prepayment of Revolving Loans), Clause 9 (Mandatory Prepayment), Clause 10 (Restrictions), Clause 12.3 (Default Interest) and/or any relevant defined terms used in therein and, in making such changes or supplements, the Agent may (but is not obliged to) take into account terms that (a) are generally accepted in the international or domestic lending market for loans that use the relevant Replacement Benchmark and/or (b) are consistent with similar loan facilities using the relevant Replacement Benchmark originated by the Agent (or other members of the LBG Group) to similar borrowers; and (ii) may include such other consequential changes or supplements to any Finance Document which are, in the opinion of the Agent, necessary or desirable in connection with the purposes referred to in Clauses 39.3(a)(i) and/or (ii) above. EH8407053.4 183

(c) Any notice given by the Agent to the Borrower pursuant to this Clause 39.3(c) shall: (i) contain details of the proposed changes and supplements to any Finance Document; (ii) specify the date(s) on which such changes and supplements will take effect (which, in any event, shall be no earlier than the expiry of the notice period given by the Lender in accordance with Clause 39.3(a) above); and (iii) constitute a Finance Document. (d) Upon taking effect, the changes and/or supplements set out in the notice given by the Agent under Clause 39.3(c) shall be deemed to be incorporated into the relevant Finance Document as if set out in full therein and shall be binding on any of the Obligors. (e) For the avoidance of doubt, the Agent may propose changes or supplements to any Finance Document in accordance with this Clause 39.3 on more than one occasion during the term of the Loans. (f) In this Clause 39.3: "Credit Spread Adjustment" means (a) a spread (which may be positive, negative or zero) or (b) a formula or methodology for calculating a spread, in each case as determined by the Lender, which is to be applied to the Loans and, if applicable, the transactions contemplated by the Hedging Agreement to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of the Replacement Benchmark (and if any spread or formula or methodology for calculating a spread has been formally designated, nominated or recommended by the Relevant Nominating Body, the spread or formula or methodology for calculating a spread shall be no higher than as would be determined on the basis of such designation, nomination or recommendation); "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board; "Replacement Benchmark" means: (a) Compounded SONIA; or (b) the Base Rate over the relevant Interest Period (which may be calculated as the arithmetic mean of such daily rates, rounded upwards to four decimal places); or EH8407053.4 184

(c) a benchmark rate which is formally designated, nominated or recommended as the replacement for the Screen Rate by: (i) the administrator of the Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by the Screen Rate); or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above; or (d) a benchmark rate which is, in the opinion of the Agent, generally accepted in the international or any relevant domestic loan markets as the appropriate successor to the Screen Rate; or (e) a benchmark rate which is, in the opinion of the Agent, an appropriate successor to the Screen Rate; "Screen Rate Replacement Event" means, in relation to the Screen Rate: (a) in the opinion of the Agent, the methodology, formula or other means of determining the Screen Rate has materially changed or is likely to materially change at a future time; (b) (iii) the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (iv) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate; (c) the administrator of the Screen Rate publicly announces that it has ceased or will cease, to provide the Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate; (d) the Screen Rate ceases to be published by the administrator of that Screen Rate and, at that time, there is no successor administrator to continue to provide that Screen Rate; EH8407053.4 185

(e) the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued; (f) the administrator of the Screen Rate or its supervisor announces that the Screen Rate may no longer be used; (g) the administrator of the Screen Rate determines that the Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fall-back policies or arrangements and the circumstance(s) or event(s) leading to such determination are not, in the opinion of the Lender, temporary; (h) a public statement by the regulatory supervisor for the administrator of the Screen Rate announcing that the Screen Rate is no longer representative; (i) in the opinion of the Agent, the Screen Rate is or will, at a future time, no longer be appropriate for the purposes of calculating interest under this letter; or (j) in the opinion of the Agent, alternative means of determining the Screen Rate has, or will be, adopted by the Lenders or the broader loans markets. 39.4. Replacement of a Lender (a) If at any time: (i) any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below); or (ii) an Obligor becomes obliged to repay any amount in accordance with Clause 9.1 (Illegality) or to pay additional amounts pursuant to Clause 17.1 (Increased Costs) or Clause 16.2 (Tax gross-up) to any Lender in excess of amounts payable to the other Lenders generally, then the Parent may, on 5 Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a "Replacement Lender") which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender's participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest and/or Break Costs and other amounts payable in relation thereto under the Finance Documents. EH8407053.4 186

(b) The replacement of a Lender pursuant to this Clause shall be subject to the following conditions: (i) the Parent shall have no right to replace the Agent or Security Agent; (ii) neither the Agent nor the Lender shall have any obligation to the Parent to find a Replacement Lender; (iii) in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 90 days after the date the Non-Consenting Lender notifies the Parent and the Agent of its failure or refusal to give a consent in relation to, or agree to any waiver or amendment to the Finance Documents requested by the Parent; and (iv) in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents. (c) In the event that: (i) the Parent or the Agent (at the request of the Parent) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents; (ii) the consent, waiver or amendment in question requires the approval of all the Lenders; and (iii) Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a "Non-Consenting Lender". 39.5. Disenfranchisement of Defaulting Lenders (a) For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender's Commitments will be reduced by the amount of its Available Commitments. (b) If a Defaulting Lender fails to respond to a request for a consent, waiver, amendment or other vote under the Finance Documents or any other vote of the Lenders under the terms of this Agreement within 10 Business Days in relation to EH8407053.4 187 consents, waivers, amendments or votes which require Majority Lender consent, and within 15 Business Days in relation to consents, waivers, amendments or votes which require all Lender consent (unless the Parent and the Agent agree to a longer time period) of that request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the Facility when ascertaining whether any relevant percentage of Total Commitments and/or participations has been obtained to approve that request. (c) For the purposes of this Clause 39.5, the Agent may assume that the following Lenders are Defaulting Lenders: (i) any Lender which has notified the Agent that it has become a Defaulting Lender; (ii) any Lender in relation to which it is aware that any of the events of circumstances referred to in paragraphs (a), (b) or (c) of the definition of "Defaulting Lender" has occurred and none of the exceptions in paragraphs (i) to (vi) of the definition of "Defaulting Lender" apply. unless it has received notice to the contrary from the Lender concerned or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender. 39.6. Replacement of a Defaulting Lender (a) The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 5 Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a "Replacement Lender") is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest Break Costs and other amounts payable in relation thereto under the Finance Documents. (b) Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions: (i) the Parent shall have no right to replace the Agent or Security Trustee; (ii) neither the Agent nor the Defaulting Lender shall have any obligation to the Parent to find a Replacement Lender; EH8407053.4 188

(iii) the transfer must take place no later than 5 days after the notice referred to in paragraph (a) above; and (iv) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents. 40. CONFIDENTIALITY 40.1. Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 40.2 (Disclosure of Confidential Information) and Clause 40.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 40.2. Disclosure of Confidential Information Any Finance Party may disclose: (a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Trustee and, in each case, and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; EH8407053.4 189

(iii) appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (d) of Clause 29.16 (Relationship with the Lenders)); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.9 (Security over Lenders' rights); (vii) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (viii) who is a Party; or (ix) with the consent of the Parent; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is EH8407053.4 190 informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; (c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party; (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information. 40.3. Disclosure to numbering service providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) Clause 45 (Governing law); (vi) the names of the Agent and the Arranger; (vii) date of each amendment and restatement of this Agreement; (viii) amounts of, and names of, the Facilities (and any tranches); (ix) amount of Total Commitments; EH8407053.4 191

(x) currencies of the Facilities; (xi) type of Facilities; (xii) ranking of Facilities; (xiii) Termination Date for Facilities; (xiv) changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and (xv) such other information agreed between such Finance Party and the Parent, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) Each Obligor represents that none of the information set out in paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price- sensitive information. (d) The Agent shall notify the Parent and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider. 40.4. Entire agreement This Clause 40 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 40.5. Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider EH8407053.4 192 dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 40.6. Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent: (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 40.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 40 (Confidentiality). 40.7. Continuing obligations The obligations in this Clause 40 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 41. DISCLOSURE OF LENDER DETAILS BY AGENT 41.1. Supply of Lender details to Parent The Agent shall provide to the Parent within 10 Business Days of a request by the Parent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents. 41.2. Supply of Lender details at Parent's direction (a) The Agent shall, at the request of the Parent, disclose the identity of the Lenders and the details of the Lenders' Commitments to any: EH8407053.4 193

(i) other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and (ii) member of the Group. (b) Subject to paragraph (c) below, the Parent shall procure that the recipient of information disclosed pursuant to paragraph (a) above shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient's own confidential information. (c) The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information. 41.3. Supply of Lender details to other Lenders (a) If a Lender (a "Disclosing Lender") indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender's name and Commitment to any other Lender that is, or becomes, a Disclosing Lender. (b) The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender. 41.4. Lender enquiry If any Lender believes that any entity is, or may be, a Lender and: (a) that entity ceases to have an Investment Grade Rating; or (b) an Insolvency Event occurs in relation to that entity, the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment. 41.5. Lender details definitions In this Clause 41: "Investment Grade Rating" means, in relation to an entity, a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors EH8407053.4 194

Service Limited or a comparable rating from an internationally recognised credit rating agency. "Requisite Lenders" means a Lender or Lenders whose Commitments aggregate 15 per cent. (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent. (or more) of the Total Commitments immediately prior to that reduction). 42. CONFIDENTIALITY OF FUNDING RATES 42.1. Confidentiality and disclosure (a) The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below. (b) The Agent may disclose: (i) any Funding Rate to the relevant Borrower pursuant to Clause 12.4 (Notification of rates of interest); and (ii) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender. (c) The Agent may disclose any Funding Rate and each Obligor may disclose any Funding Rate, to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is EH8407053.4 195 informed in writing of its confidential nature and that it may be price- sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor , as the case may be, it is not practicable to do so in the circumstances; and (iv) any person with the consent of the relevant Lender. 42.2. Related obligations (a) The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose. (b) The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender: (i) of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 42.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this Clause 42. 42.3. No Event of Default No Event of Default will occur under Clause 26.3 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 42. 43. COUNTERPARTS Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. EH8407053.4 196

44. CONTRACTUAL RECOGNITION OF BAIL-IN Notwithstanding any other term of the Finance Documents or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, on conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Documents to the extent necessary to give effect to any Bail-In Action in relation to any such liability. EH8407053.4 197

SECTION 12 GOVERNING LAW AND ENFORCEMENT 45. GOVERNING LAW This Agreement is, and any non contractual obligations arising out of or in connection with it are, governed by English law. 46. ENFORCEMENT 46.1. Jurisdiction of English courts (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute"). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. (c) Notwithstanding paragraph (a) above, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions. 46.2. Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in the United Kingdom): (i) irrevocably appoints Morton Fraser LLP, St Martin's House, 16 St. Martin's le Grand, London EC1A 4EN as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and (ii) agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose. The Parent expressly agrees and consents to the provisions of this Clause 46 and Clause 45 (Governing law). EH8407053.4 198

This Agreement has been entered into on the date stated at the beginning of this Agreement. EH8407053.4 199

SCHEDULE 1 THE ORIGINAL PARTIES Part I The Obligors Name of Borrower Registration number (or equivalent, if any) Schuh Limited SC125327 (Scotland) Schuh (ROI) Limited 272987 (Ireland) Name of Guarantor Registration number (or equivalent, if any) Schuh Limited SC125327 (Scotland) Schuh (ROI) Limited 272987 (Ireland) EH8407053.4 200

Part II The Original Lenders Name of Original Facility A Facility B Facility C Facility D Lender Commitment Commitment Commitment Commitment Lloyds Bank plc nil nil £19,000,000 nil EH8407053.4 201

SCHEDULE 2 CONDITIONS PRECEDENT Part I Conditions precedent to signing of Agreement Not restated EH8407053.4 202

Part II Conditions precedent required to be delivered by an Additional Obligor 1. An Accession Letter executed by the Additional Obligor and the Parent. 2. A copy of the constitutional documents of the Additional Obligor. 3. A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Additional Obligor: (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party; (b) authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf; (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and (d) authorising the Parent to act as its agent in connection with the Finance Documents 4. If applicable, a copy of a resolution of the board of directors of the Additional Obligor, establishing the committee referred to in paragraph 3 above. 5. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above. 6. A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party. 7. A copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 6 above. 8. A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded. 9. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter. EH8407053.4 203

10. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document. 11. If available, the latest audited financial statements of the Additional Obligor. 12. The following legal opinions, each addressed to the Agent, the Security Trustee and the Lenders: (a) a legal opinion of the legal advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Letter; and (b) if the Additional Obligor is incorporated in or has its "centre of main interest" or "establishment" (as referred to in Clause 22.28 (Centre of main interests and establishments)) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation, "centre of main interest" or "establishment" (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (the "Applicable Jurisdiction") as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Letter. 13. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 46.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor. 14. Any security documents which are required by the Agent to be executed by the proposed Additional Obligor. 15. Any notices or documents required to be given or executed under the terms of those security documents. 16. In relation to financial assistance (or overseas equivalent), such documentary evidence as legal counsel to the Agent may require, that such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process. EH8407053.4 204

SCHEDULE 3 REQUEST Part I Utilisation Request Loans From: [Borrower] [Parent] To: Lloyds Bank plc Dated: Dear Sirs Schuh Limited – £19,000,000 Senior Facilities Agreement dated [ ] (the "Facilities Agreement") 1. We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow a Loan on the following terms: Borrower: [ ] Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next Business Day) Facility to be utilised: [Facility A]/[Facility B]/[Facility C]/[Facility D] Currency of Loan: [ ] Amount: [ ] or, if less, the Available Facility Interest Period: [ ] 3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request. 4. [The proceeds of this Loan should be credited to [account]]. 5. This Utilisation Request is irrevocable. Yours faithfully ………………………………… EH8407053.4 205 authorised signatory for [the Parent on behalf of [insert name of relevant Borrower]]/ [insert name of Borrower] NOTES: * Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Parent. ** Select the Facility to be utilised and delete references to the other Facilities. EH8407053.4 206

Part II Selection Notice Applicable to a Term Loan From: Schuh Limited To: Lloyds Bank plc Dated: Dear Sirs Schuh Limited - £19,000,000 Senior Facilities Agreement dated [ ] (the "Facilities Agreement") 1. We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice. 2. We refer to the following Facility [A]/[B] Loan[s] with an Interest Period ending on [ ]*. 3. [We request that the above Facility [A/B] Loan[s] be divided into [] Facility [A/B] Loans with the following amounts and Interest Periods:]** 4. [We request that the next Interest Period for the above Facility [A]/[B] Loan[s] is [ ].]*** 5. This Selection Notice is irrevocable. Yours faithfully ..................................... authorised signatory for the Parent NOTES: * Insert details of all Term Loans for the relevant Facility which have an Interest Period ending on the same date. ** Use this option if division of Facility A Loans or Facility B Loans is requested. *** Use this option if sub-division is not required or if Selection Notice relates to Facility B Loans. EH8407053.4 207

SCHEDULE 4 [Not restated] EH8407053.4 208

SCHEDULE 5 FORM OF TRANSFER CERTIFICATE To: Lloyds Bank plc as Agent and Lloyds Bank plc as Security Trustee From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender") Dated: Schuh Limited – £19,000,000 Senior Facilities Agreement dated [ ] (the "Facilities Agreement") 1. We refer to the Facilities Agreement. This agreement (the "Agreement") shall take effect a Transfer Certificate for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement. 2. We refer to Clause 27.5 (Procedure for transfer) of the Facilities Agreement: (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 27.5 (Procedure for Transfer) all of the Existing Lender's rights and obligations under the Facilities Agreement which relate to that portion (s) and participations in Utilisations under the Facilities Agreement as specified in the Schedule. (b) The proposed Transfer Date is [ ]. (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) are set out in the Schedule. 3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders). 4. The New Lender confirms, for the benefit of the Agent and without any liability to any Obligor, that it is: (a) (i) [not a UK Qualifying Lender]; (ii) [a UK Qualifying Lender (other than a UK Treaty Lender);] or (iii) [a UK Treaty Lender;] and (b) (i) [not an Irish Qualifying Lender]; EH8407053.4 209

(ii) [an Irish Qualifying Lender (other than solely by reason of being an Irish Treaty Lender);] or (iii) [an Irish Treaty Lender;] 5. [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; or (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section Part 17 of the CTA) of that company; or] (d) [a Treaty Lender]. (i) [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify: (A) each Borrower which is a Party as a Borrower as at the Transfer Date; and (B) each Additional Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Facilities Agreement.]5 [7/8]. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. [8/9] This Agreement and any non contractual obligations arising out of or in connection with it are governed by English law. 5 Delete as applicable. EH8407053.4 210

[9/10] This Agreement has been entered into on the date stated at the beginning of this Agreement. Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. EH8407053.4 211

THE SCHEDULE Commitment/rights and obligations to be transferred [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments,] [Existing Lender] [New Lender] By: By: This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement by the Agent and the Transfer Date is confirmed as [ ]. [Agent] By: EH8407053.4 212

SCHEDULE 6 FORM OF ASSIGNMENT AGREEMENT To: Lloyds Bank plc as Agent From: [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender") Dated: Schuh Limited - £19,000,000 Senior Facilities Agreement dated [ ] (the "Facilities Agreement") 1. We refer to the Facilities Agreement. This is an Assignment Agreement. This agreement (the "Agreement") shall take effect as an Assignment Agreement for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement. 2. (a) We refer to Clause 27.6 (Procedure for assignment) of the Facilities Agreement. (b) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment(s) and participations in Utilisations under the Facilities Agreement as specified in the Schedule. (c) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment(s) and participations in Utilisations under the Facilities Agreement specified in the Schedule. (d) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (c) above. 3. The proposed Transfer Date is [ ]. 4. On the Transfer Date the New Lender becomes: (e) Party to the Finance Documents as a Lender; and (f) Party to [other relevant agreements in other relevant capacity]. 5. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders). EH8407053.4 213

6. The New Lender confirms, for the benefit of the Agent and without any liability to any Obligor, that it is: (a) [a UK Qualifying Lender (other than a UK Treaty Lender);] (b) [a UK Treaty Lender;] (c) [an Irish Qualifying Lender (other than solely by reason of being an Irish Treaty Lender);] (d) [an Irish Treaty Lender;] (e) [not a Qualifying Lender].6 7. The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) of the Facilities Agreement are set out in the Schedule. 8. [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; or (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or] [8/9]. [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify: (a) each Borrower which is a Party as a Borrower as at the Transfer Date; and (b) each Additional Borrower which becomes an Additional Borrower after the Transfer Date, 6 Delete as applicable. EH8407053.4 214 that it wishes that scheme to apply to the Facilities Agreement.]7 [9/10] This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate), to the Parent (on behalf of each Obligor) of the assignment referred to in this Agreement. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. [9/10]. This Agreement and any non contractual obligations arising out of or in connection with it is governed by English law. [10/11] This Agreement has been [executed and delivered as a deed] [entered into] on the date stated at the beginning of this Assignment Agreement. Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. 7 Delete as applicable EH8407053.4 215

THE SCHEDULE Commitment/rights and obligations to be transferred by assignment, release and accession [insert relevant details] [Facility office address, fax number and attention details for notices and account details for payments] [Existing Lender] [New Lender] By: By: This Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement by the Agent and the Transfer Date is confirmed as [ ]. [Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.] [Agent] By: EH8407053.4 216

SCHEDULE 7 FORM OF ACCESSION LETTER To: Lloyds Bank plc as Agent From: [Subsidiary] and [Parent] Dated: Dear Sirs Schuh Limited – £19,000,000 Senior Facilities Agreement dated [ ] (the "Facilities Agreement") 1. We refer to the Facilities Agreement. This letter (the "Accession Letter") shall take effect as an Accession Letter for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. 2. [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facilities Agreement and the other Finance Documents as an Additional [Borrower]/[Guarantor] pursuant to Clause [28.2 (Additional Borrowers)]/[Clause 28.4 (Additional Guarantors)] of the Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [ ]. 3. [The Parent confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower].8 4. [Subsidiary's] administrative details are as follows: Address: Fax No.: Attention: 5. This Accession Letter is governed by English law. [This Accession Letter is entered into by deed.] [Parent] [Subsidiary] 8 Include in the case of an Additional Borrower. EH8407053.4 217

SCHEDULE 8 FORM OF RESIGNATION LETTER To: Lloyds Bank plc as Agent From: [resigning Obligor] and [Parent] Dated: Dear Sirs Schuh Limited - £19,000,000 Senior Facilities Agreement dated [ ] (the "Facilities Agreement") 1. We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter. 2. Pursuant to [Clause 28.3 (Resignation of a Borrower)]/[Clause 28.5 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facilities Agreement and the Finance Documents. 3. We confirm that: (a) no Default is continuing or would result from the acceptance of this request; and (b) *[[this request is given in relation to a Third Party Disposal of [resigning Obligor]; (c) [the Disposal Proceeds have been or will be applied in accordance with Clause 10.2 (Disposal and Insurance Proceeds);]**] (d) [ ]*** 4. This letter is governed by English law. [Parent] [resigning Obligor] By: By: NOTES: * Insert where resignation only permitted in case of a Third Party Disposal. ** Amend as appropriate, e.g. to reflect agreed procedure for payment of proceeds into a specified account. *** Insert any other conditions required by the Facilities Agreement. EH8407053.4 218

SCHEDULE 9 FORM OF COMPLIANCE CERTIFICATE To: Lloyds Bank plc as Agent From: Schuh Limited as the Parent Dated: Dear Sirs Schuh Limited - £19,000,000 Senior Facilities Agreement dated [ ] (the "Facilities Agreement") 1. We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate. 2. We confirm that: 3. [Insert details of covenants to be certified]. 4. [We confirm that no Default is continuing.]** Signed …………………….. …………………….. Director of [Company] Director of [Company] EH8407053.4 219

SCHEDULE 10 FORM OF INCREASE CONFIRMATION Not restated. EH8407053.4 220

THE PARENT SCHUH LIMITED By: Address: 1 Neilson Square Deans Industrial Estate Livingston EH54 8RQ Attention: David Gillan Reid Fax: 01506 460 250 THE BORROWERS SCHUH LIMITED By: Address: As above Attention: As above Fax: As above SCHUH (ROI) LIMITED By: Address: As above Attention: As above Fax: As above EH8407053.4 221

THE GUARANTORS SCHUH LIMITED By: Address: As above Attention: As above Fax: As above SCHUH (ROI) LIMITED By: Address: As above Attention: As above Fax: As above EH8407053.4 222

THE ARRANGER LLOYDS BANK PLC By: Address: 1st Floor New Uberior House 11 Earl Grey Street Edinburgh EH3 9QB Fax: 0131 229 5198 Attention: Andy Edwards THE AGENT LLOYDS BANK PLC By: Address: As above Fax: As above Attention: As above THE SECURITY TRUSTEE LLOYDS BANK PLC By: Address: As above Fax: As above Attention: As above EH8407053.4 223

THE LENDER LLOYDS BANK PLC By: Address: As above Fax: As above Attention: As above EH8407053.4 224